EXHIBIT 4.20


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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT



                                       of



                      ABN AMRO CAPITAL FUNDING LLC [___ ]




                         Dated as of ____________, ___


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                                TABLE OF CONTENTS

                                 ---------------

                                                                            PAGE
                                                                            ----

                                    ARTICLE 1
                                  DEFINED TERMS

Section 1.01.  Definitions.....................................................1
Section 1.02.  Headings........................................................9

                                    ARTICLE 2
                               TRUST INDENTURE ACT

Section 2.01.  Trust Indenture Act; Application................................9
Section 2.02.  Lists of Holders of Securities.................................10
Section 2.03.  Reports by the Manager Trustee.................................10
Section 2.04.  Periodic Reports to Manager Trustee............................10
Section 2.05.  Evidence of Compliance with Conditions Precedent...............10
Section 2.06.  Events of Default; Waiver......................................11
Section 2.07.  Event of Default; Notice.......................................11
Section 2.08.  Rights of Holders..............................................11

                                    ARTICLE 3
                  POWERS, DUTIES AND RIGHTS OF MANAGER TRUSTEE

Section 3.01.  Powers, Duties and Rights of Manager Trustee...................12
Section 3.02.  Certain Rights of Manager Trustee..............................14
Section 3.03.  Not Responsible for Recitals or Issuance of Agreement..........16

                                    ARTICLE 4
                                 MANAGER TRUSTEE

Section 4.01.  Manager Trustee; Eligibility...................................16
Section 4.02.  Appointment, Removal and Resignation of Manager Trustee........17
Section 4.03.  Indemnification and Expenses of the Manager Trustee............17

                                    ARTICLE 5
               CONTINUATION AND TERM; ADMISSION OF SECURITYHOLDERS

Section 5.01.  Continuation...................................................18
Section 5.02.  Admission of Securityholders...................................18
Section 5.03.  Name...........................................................18
Section 5.04.  Term...........................................................18
Section 5.05.  Registered Agent and Office....................................18
Section 5.06.  Principal Place of Business....................................19
Section 5.07.  Qualification in Other Jurisdictions...........................19


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                                    ARTICLE 6
                   PURPOSE AND POWERS OF THE COMPANY; BY-LAWS

Section 6.01.  Purposes and Powers............................................19
Section 6.02.  By-Laws........................................................20

                                    ARTICLE 7
                CAPITAL CONTRIBUTIONS; ALLOCATIONS AND SECURITIES

Section 7.01.  Form of Contribution...........................................20
Section 7.02.  Contributions with Respect to the Common Securityholder........20
Section 7.03.  Contributions with Respect to the Preferred Securityholders....20
Section 7.04.  Allocation of Profits and Losses...............................20
Section 7.05.  Withholding....................................................21
Section 7.06.  Securities as Personal Property................................22

                                    ARTICLE 8
                                 SECURITYHOLDERS

Section 8.01.  Powers of Securityholders......................................22
Section 8.02.  Partition......................................................22
Section 8.03.  Resignation....................................................22
Section 8.04.  Liability of Securityholders...................................22

                                    ARTICLE 9
                                   MANAGEMENT

Section 9.01.  Management of the Company......................................23
Section 9.02.  Limits on Board of Directors' Powers...........................26
Section 9.03.  Reliance by Third Parties......................................27
Section 9.04.  No Management by Any Preferred Securityholders.................27
Section 9.05.  Business Transactions of the Common Securityholder
               with the Company...............................................27
Section 9.06.  Outside Businesses.............................................27
Section 9.07.  Duties of the Guarantee Independent Director and
               Independent Directors..........................................28

                                   ARTICLE 10
                   COMMON SECURITIES AND PREFERRED SECURITIES

Section 10.01.  Common Securities and Preferred Securities....................28
Section 10.02.  General Provisions Regarding Preferred Securities.............29
Section 10.03.  Class A Preferred Securities..................................29
Section 10.04.  [Class B] Preferred Securities................................30


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                                   ARTICLE 11
                               VOTING AND MEETINGS

Section 11.01.  Voting Rights of Preferred Securityholders....................38
Section 11.02.  Voting Rights of Common Securityholders.......................39
Section 11.03.  Meetings of the Securityholders...............................39

                                   ARTICLE 12
                                    DIVIDENDS

Section 12.01.  Dividends.....................................................40
Section 12.02.  Limitations on Distributions..................................41

                                   ARTICLE 13
                               BOARDS AND RECORDS

Section 13.01.  Financial Statements..........................................41
Section 13.02.  Limitation on Access to Records...............................41
Section 13.03.  Accounting Method.............................................41
Section 13.04.  Annual Audit..................................................41

                                   ARTICLE 14
                                   TAX MATTERS

Section 14.01.  Company Tax Returns...........................................42
Section 14.02.  Tax Reports...................................................42
Section 14.03.  Taxation as a Partnership.....................................42
Section 14.04.  Taxation of Securityholders...................................42

                                   ARTICLE 15
                                    EXPENSES

Section 15.01.  Expenses......................................................42

                                   ARTICLE 16
         TRANSFERS OF SECURITIES BY SECURITYHOLDERS AND RELATED MATTERS

Section 16.01.  Right of Assignee to Become a [Class B] Preferred
                Securityholder................................................43
Section 16.02.  Events of Cessation of Security Ownership.....................43
Section 16.03.  Persons Deemed [Class B] Preferred Securityholders............43
Section 16.04.  The [Class B] Preferred Certificates..........................44
Section 16.05.  Transfer of [Class B] Preferred Certificates..................44
Section 16.06.  Mutilated, Destroyed, Lost or Stolen [Class B]
                Preferred Certificates........................................46
Section 16.07.  Book-entry Provisions.........................................46


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Section 16.08.  Transfer of Class A Preferred Securities and
                Common Securities.............................................48

                                   ARTICLE 17
           MERGERS, CONSOLIDATIONS AND SALES; INTERCOMPANY SECURITIES

Section 17.01.  The Company...................................................49
Section 17.02.  Intercompany Securities.......................................50

                                   ARTICLE 18
                    DISSOLUTION, LIQUIDATION AND TERMINATION

Section 18.01.  No Dissolution................................................50
Section 18.02.  Events Causing Dissolution....................................50
Section 18.03.  Notice of Dissolution.........................................51
Section 18.04.  Liquidation...................................................51
Section 18.05.  Termination...................................................52

                                   ARTICLE 19
                                  MISCELLANEOUS

Section 19.01.  Amendments....................................................52
Section 19.02.  Amendment of Certificate......................................52
Section 19.03.  Successors....................................................52
Section 19.04.  Law; Severability.............................................52
Section 19.05.  Filings.......................................................53
Section 19.06.  Power of Attorney.............................................53
Section 19.07.  Exculpation...................................................54
Section 19.08.  Indemnification...............................................54
Section 19.09.  Notices.......................................................54


ANNEX A - By-Laws of Capital Funding LLC [ ]
ANNEX B - List of Initial Directors and Officers
ANNEX C - Form of Certificate Evidencing Class A Preferred Securities ANNEX D - Form of Certificate Evidencing [Class B] Preferred Securities


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                            CROSS-REFERENCE TABLE(1)


         Section of Trust Indenture Act            Section of
              of 1939, as amended                   Agreement

310(a)................................................4.01(a)
310(b)..........................................2.09, 4.01(c)
310(c)...........................................Inapplicable
311(a)................................................2.02(b)
311(b)................................................2.02(b)
311(c)...........................................Inapplicable
312(a)................................................2.02(a)
312(b)................................................2.02(b)
313......................................................2.03
314(a)...................................................2.04
314(b)...........................................Inapplicable
314(c)...................................................2.05
314(d)...........................................Inapplicable
314(f)...........................................Inapplicable
315(a)........................................3.01(c), 301(d)
315(b)...................................................2.07
315(c)................................................3.01(c)
315(d)................................................3.01(d)
316(a)...................................................2.08



----------
      (1) This Cross-Reference Table does not constitute part of the Agreement and shall not affect the interpretation of any of its terms or provisions.


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      THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ABN AMRO
CAPITAL FUNDING LLC [__] (the "Company") is made as of [__], among the Initial Common Securityholder (as defined herein), [the Class A Preferred Securityholder], the Initial Purchaser (as defined below) and [__], as Manager Trustee (as defined below) for the benefit of the Persons (as defined below) who may become [Class B] Preferred Securityholders of the Company from time to time in accordance with the provisions hereof.

      WHEREAS, ABN AMRO North America Holding Company as the organizing member has formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del.C. ss. 18-101, et seq., as amended from time to time (the "Delaware Act"), by causing the filing of a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on March 28, 2003, and has entered into the Limited Liability Company Agreement of the Company dated as of March 28, 2003 (the "Original Agreement"); and

      WHEREAS, the Securityholders desire to amend and restate the Original Agreement as provided in this Amended and Restated Limited Liability Company Agreement of the Company (as amended, modified or supplemented from time to time in accordance with its terms, this "Agreement") and to continue the Company as a limited liability company under the Delaware Act in accordance with the provisions of this Agreement;

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

      Section 1.01. Definitions. Unless otherwise set forth in a supplement, a schedule or an amendment hereto, or unless the context otherwise requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.

      "Additional Amounts" has the meaning specified in Section 10.04(c).

      "Administrative Action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations).

      "Administrator" has the meaning specified in Section 16.05(b).

      "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.

      "Agreement" has the meaning specified in the second Recital hereof.

      "authorized person" has the meaning specified in Section 5.01(b).

      "Bank" means ABN AMRO Bank N.V.

      "Board of Directors" means the Board of Directors of the Company as constituted in accordance with the provisions of this Agreement and of the By-Laws.

      "Book-Entry Interest" means a beneficial interest in the [Class B] Preferred Certificates, ownership and transfers of which shall be maintained and made through book-entries of a clearing agency as set forth in Section 16.07 of this Agreement.

      "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, London, Amsterdam and Luxembourg are authorized or required by law to remain closed.

      "By-Laws" means the By-Laws of the Company in the form of Annex A hereto, as they may be amended from time to time by the Board of Directors of the Company in accordance with the provisions of this Agreement (which By-Laws are, for all purposes of this Agreement, deemed to be incorporated herein and to be a part hereof).

      "Capital Event" means a notification to the Guarantor from the Dutch Central Bank to the effect that the [Class B] Preferred Securities may not be included in Tier I capital of the Guarantor, unless such notification is the result of the reinvestment of the proceeds from the Intercompany Securities in other Intercompany Securities, in which case such event shall not constitute a "Capital Event."

      "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the


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Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

      "[Class A Preferred Certificate" means a certificate substantially in the form attached hereto as Annex C, evidencing the Class A Preferred Securities held by a Class A Preferred Securityholder.]

      "[Class A Preferred Securities" has the meaning specified in Section
10.03.]

      "[Class A Preferred Securityholder" means a Securityholder that owns one or more Class A Preferred Securities.]

      "[Class B] Dividend Payment Date" has the meaning set forth in Section 10.04(b).

      "[Class B] Dividend Period" has the meaning set forth in Section 10.04(b).

      "[Class B] Guarantee" means the [Class B] Preferred Securities Guarantee Agreement dated as of [DATE] among the Guarantor, the Initial Holder (as defined therein), and the Guarantee Trustee.

      "[Class B] Preferred Certificate" means a certificate substantially in the form attached hereto as Annex D, evidencing the [Class B] Preferred Securities held by a [Class B] Preferred Securityholder.

      "[Class B] Preferred Securities" has the meaning specified in Section
10.04.

      "[Class B] Preferred Securityholder" means a Securityholder that owns one or more [Class B] Preferred Securities.

      "Closing Date" means the "closing time" under the Underwriting Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section (ss.) of the Code (or any Treasury regulation promulgated thereunder) refers not only to such section but also to any corresponding provision of any United States federal tax statute (or any Treasury regulation promulgated thereunder) enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.


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      "Common Securities" means the securities of the Company representing common limited liability company member interests in the Company which are described in this Agreement.

      "Common Securityholder" means a Securityholder that owns one or more Common Securities.

      "Company" has the meaning specified in the Preamble of this Agreement.

      "Contingent Distribution" has the meaning specified in Section 10.04(h).

      "Contingent Guarantee" means the Contingent Guarantee Agreement dated as of [DATE], among the Guarantor, the Company and the Guarantee Trustee.

      "Delaware Act" has the meaning specified in the first Recital of this Agreement.

      "Directors" means each of the Persons listed as directors on Annex B hereto until such Persons shall resign or otherwise be duly removed as a Director, and each Person who may from time to time be designated to serve as a successor to any Director of the Company in accordance with the provisions of this Agreement and of the By-Laws.

      "Dividend Rate" means [__] per annum.

      "DTC" means The Depository Trust Company, a New York corporation.

      "Dutch Central Bank" means De Nederlandsche Bank N.V.

      "Event of Default" means the non-payment of dividends on the [Class B] Preferred Securities for four consecutive [Class B] Dividend Periods or any six [Class B] Dividend Periods.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

      "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on [December 31, 2003], and (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.

      "Guarantee Independent Director" has the meaning specified in Section 10.04(i)(iii).

      "Guarantee Trustee" means [__], as Guarantee Trustee under the [Class B] Guarantee, the Trust Guarantee and the Contingent Guarantee.


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

      "Guarantor" means [ABN AMRO Holding. N.V. / ABN AMRO Bank N.V.].

      "Holder" means any initial holder or subsequent holder of securities issued by the Trust or the Company, as registered on the books and records of the Trust or the Company, as the case may be.

      "Holding" means ABN AMRO Holding N.V.

      "Independent Director" means each member of the Board of Directors who (i) is not a current officer or employee of the Company, the Bank or any Affiliate of the Bank or of any Person or Persons that, in the aggregate, own more than 10% of the Common Securities or (ii) is elected to the Board of Directors by the [Class B] Preferred Securityholders in accordance with the provisions hereof.

      "Initial Class A Preferred Securityholder" means [__].

      "Initial [Class B] Preferred Securityholder" means [__].

      "Initial Common Securityholder" means [__]

      "Initial Intercompany Securities" means [TITLE OF SECURITIES].

      "Initial Purchaser" means [__], as initial purchaser of the [Class B] Preferred Securities.

      "Intercompany Securities" means the Initial Intercompany
Securities and the Successor Intercompany Securities.

      "Investment Company Event" means that the Guarantor shall have requested and received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Company is or will be considered an "investment company" within the meaning of the 1940 Act (i) as a result of any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, any notice of announcement (including any notice or announcement or intent to adopt such rule or regulation) by any U.S. legislative body, court, governmental agency, or regulatory authority after the date hereof or (ii) as a result of any change after the date hereof in the laws of the Netherlands relating to the enforceability of the Trust Guarantee or the [Class B] Guarantee thereunder, as confirmed in an opinion of a nationally recognized Dutch law firm experienced in such matters.

      "Majority (or Other Stated Percentage) in liquidation amount" means, except as provided by the 1939 Act, a vote by Securityholders of a class of Securities, voting as a class, of more than 50% (or other stated percentage) of the liquidation amount (including the stated amount that would be paid on


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redemption, liquidation or otherwise, plus accumulated and unpaid dividends to the date upon which the voting percentages are determined) of all Securities of such class.

      "Manager Trustee" means [__], until a Successor Manager Trustee has been appointed and has accepted such appointment pursuant to the terms of this Agreement and thereafter means each such Successor Manager Trustee.

      "1940 Act" means the United States Investment Company Act of 1940, as amended from time to time, or any successor legislation.

      "1939 Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

      "Officer" means each of the Persons listed as an Officer on Annex B hereto until such Person shall resign or otherwise be duly removed as an Officer and each Person who may from time to time be duly appointed an Officer by the Board of Directors or pursuant to Section 9.01 and acting in accordance with the provisions of this Agreement and of the By-Laws.

      "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers.

      "Ordinary Shares" means the ordinary shares of the Guarantor, any other shares of the Guarantor's capital stock ranking junior to the Parity Preferred Shares, if any, and any guarantees of the Guarantor ranking junior to the Parity Guarantees.

      "Original Agreement" has the meaning specified in the first Recital of this Agreement.

      "Parity Guarantee" means [SPECIFIC GUARANTEES], and any other guarantee issued by the Guarantor of any preferred securities or preferred or preference shares issued by any subsidiary of the Guarantor, if such guarantee ranks pari passu with the Guarantor's obligations under the [Class B] Guarantee and the Trust Guarantee.

      "Parity Preferred Shares" means the most senior ranking preferred or preference shares issued by the Guarantor.

      "Parity Securities" means, collectively, the Parity Guarantees, the Parity Preferred Shares and the Parity Subsidiary Securities.

      "Parity Subsidiary Securities" means any securities issued by a subsidiary of the Guarantor guaranteed by the Guarantor under a Parity Guarantee.


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

      "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Power of Attorney" means the power of attorney granted pursuant to
Section 19.06.

      "Preferred Securities" means the [Class A Preferred Securities and the] [Class B] Preferred Securities.

      "Preferred Securityholder" means a Securityholder that holds one or more Preferred Securities.

      "Qualified Subsidiary" means one or more subsidiaries of Holding or the Bank which are deemed to be a "company controlled by the parent company" under Rule 3a-5, as amended, of the 1940 Act.

      "Redemption Notice" has the meaning specified in Section 10.04(e).

      "Redemption Price" has the meaning set forth in Section 10.04(d).

      "Registrar" has the meaning specified in Section 16.05.

      "Relevant Jurisdiction" means The Netherlands and, during any period any Successor Intercompany Security is outstanding, the jurisdiction of residence of any obligor on any such Successor Intercompany Security.

      "Relevant Tax" means any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by or on behalf of any Relevant Jurisdiction or any authority therein or thereof having power to tax.

      "Responsible Officer" means, with respect to the Manager Trustee, any officer within the Corporate Trust Office of the Manager Trustee, including any vice president, any assistant vice president, any secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Manager Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

      "Securities Act" means the United States Securities Act of 1933, as amended from time to time, or any successor legislation.

      "Securities Register" has the meaning specified in Section 16.05.


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

      "Security" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Securityholder may be entitled as provided in this Agreement, together with the obligations of a Securityholder to comply with all of the terms and provisions of this Agreement, and includes the Common Securities and the Preferred Securities from time to time outstanding.

      "Securityholder" means any Person that holds a Security of the Company and is admitted as a member and Securityholder of the Company pursuant to the provisions of this Agreement and of the Delaware Act, in its capacity as a Securityholder of the Company. For purposes of the Delaware Act, the Common Securityholders and the Preferred Securityholders shall constitute separate classes or groups of Securityholders and of members of the Company.

      "Services Agreement" means the Services Agreement dated as of [DATE] among the Common Securityholder, the Guarantor, the Trust and the Company.

      "Special Redemption Event" means (a) a Capital Event, (b) a Tax Event or
(c) an Investment Company Event.

      "Successor Intercompany Securities" has the meaning specified in Section 6.01.

      "Successor Securities" has the meaning specified in Section 17.01.

      "Tax Event" means the receipt by the Guarantor or any of its Affiliates of an opinion of a nationally recognized law firm or other tax advisor in the United States or The Netherlands, as appropriate, experienced in such matters to the effect that, as a result of (A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations promulgated thereunder) of the United States or The Netherlands or any political subdivision or taxing authority thereof or therein affecting taxation, (B)any Administrative Action or (C) any amendment to, clarification of, or change in the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to any Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or which pronouncement or decision is announced on or after the date of issuance of the [Class B] Preferred Securities, there is more than an insubstantial risk that the Company is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges; provided that an obligation to withhold any present or future tax, duty, assessment or other governmental charge on any Intercompany Security in respect of payment made


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

to the Company on such Intercompany Security shall not constitute a Tax Event under any circumstances.

      "Tax Matters Partner" means [__] designated as such in Section 14.01.

      "Transfer Agent" has the meaning specified in Section 16.05.

      "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Trust" means ABN AMRO Capital Funding Trust [ ], a Delaware statutory trust.

      "Trust Common Securities" means the [Common Securities] issued by the Trust.

      "Trust Guarantee" means the Trust Securities Guarantee Agreement dated as of [DATE] among the Guarantor, the Initial Holders named therein, and the Guarantee Trustee.

      "Trust Preferred Securities" means the [Preferred Securities] issued by the Trust.

      "Trust Securities" means the Trust Common Securities and the Trust Preferred Securities.

      "Underwriting Agreement" means the Purchase Agreement dated as of [DATE] among [PARTIES] and the Underwriters named therein relating to the sale and issuance of Trust Preferred Securities.

      Section 1.02. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                    ARTICLE 2
                               TRUST INDENTURE ACT

      Section 2.01. Trust Indenture Act; Application. (a) Trust Indenture Act; Application. (a) This Agreement is subject to the provisions of the 1939 Act that are required to be part of this Agreement and shall, to the extent applicable, be governed by such provisions. A term defined in the 1939 Act has the same meaning when used in this Agreement, unless otherwise defined in this Agreement or unless the context otherwise requires.


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

      (b) If and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the 1939 Act, such imposed duties shall control.

      Section 2.02. Lists of Holders of Securities. (a) If the [Class B] Preferred Securities are not held in the form of a Global Certificate registered in the name of Cede & Co. or a nominee of DTC, the Manager Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of [Class B] Preferred Securityholders. If the Manager Trustee is not the Registrar, the Company, or the Common Securityholder on behalf of the Company, shall furnish to the Manager Trustee quarterly on or before the last day of March, June, September, and December in each year, and at such other times as the Manager Trustee may request in writing, a list, in such form and as of such date as the Manager Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its paying agents other than the Manager Trustee as to the names and addresses of [Class B] Preferred Securityholders.

      (b) The Manager Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the 1939 Act.

      Section 2.03. Reports by the Manager Trustee. Within 60 days after May 15 of each year, the Manager Trustee shall provide to the [Class B] Preferred Securityholders such reports as are required by Section 313 of the 1939 Act, if any, in the form and in the manner provided by Section 313 of the 1939 Act. The Manager Trustee shall also comply with the requirements of Section 313(d) of the 1939 Act.

      Section 2.04. Periodic Reports to Manager Trustee. The Company shall provide to the Manager Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by
Section 314 of the 1939 Act in the form, in the manner and at the times required by Section 314 of the 1939 Act. Delivery of such reports, information and documents to the Manager Trustee is for informational purposes only and the Manager Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Manager Trustee is entitled to rely exclusively on Officers' Certificates).

      Section 2.05. Evidence of Compliance with Conditions Precedent. The Company shall provide to the Manager Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Agreement that relate to any of the matters set forth in Section 314(c) of the 1939 Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the 1939 Act may be given in the form of an Officers' Certificate and shall include:


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

      (a) a statement that each Officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

      (b) a brief statement of the nature and scope of the examination or investigation undertaken by each Officer in rendering the Officers' Certificate;

      (c) a statement that each such Officer has made such examination or investigation as, in such Officer's opinion, is necessary to enable such Officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether, in the opinion of each such Officer, such condition or covenant has been complied with.

      Section 2.06. Events of Default; Waiver. The Holders of a Majority in liquidation amount of the [Class B] Preferred Securities may, by vote, on behalf of the [Class B] Preferred Securityholders, waive any past Event of Default and its consequences, except an Event of Default in respect of a term or provision hereof which cannot be modified or amended without the consent of each [Class B] Preferred Securityholder. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      Section 2.07. Event of Default; Notice. (a) The Manager Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the [Class B] Preferred Securityholders, notices of all Events of Default actually known to a Responsible Officer of the Manager Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Manager Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Manager Trustee in good faith determines that the withholding of such notice is in the interests of the [Class B] Preferred Securityholders.

      (b) The Manager Trustee shall not be deemed to have knowledge of any Event of Default unless the Manager Trustee shall have received written notice, or a Responsible Officer of the Manager Trustee charged with the administration of the Agreement shall have obtained actual knowledge, of such Event of Default.

      Section 2.08. Rights of Holders. (a) The Holders of a Majority in liquidation amount of the [Class B] Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Manager Trustee in respect of enforcing the rights of such class under this Agreement or exercising any trust or power conferred upon the Manager Trustee under this Agreement.

      (b) If the Manager Trustee fails to enforce its rights under this Agreement after a [Class B] Preferred Securityholder has made a written request, such [Class B] Preferred Securityholder may institute a legal proceeding directly against the Company to enforce the Manager Trustee's rights under this Agreement, without first instituting a legal proceeding against the Manager Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make any payment of dividends declared, a [Class B] Preferred Securityholder may take any action authorized by this Agreement and may directly institute a proceeding in such [Class B] Preferred Securityholder's own name against the Company for enforcement of this Agreement for such payment or the Guarantor for enforcement of the [Class B] Guarantee.

                                    ARTICLE 3
                  POWERS, DUTIES AND RIGHTS OF MANAGER TRUSTEE

      Section 3.01. Powers, Duties and Rights of Manager Trustee. (a) This Agreement shall be held by the Manager Trustee for the benefit of the [Class B] Preferred Securityholders, and the Manager Trustee shall not transfer this Agreement to any Person except a [Class B] Preferred Securityholder exercising his or her rights pursuant to Section 2.08(b) or to a Successor Manager Trustee on acceptance by such Successor Manager Trustee of its appointment to act as Successor Manager Trustee. The right, title and interest of the Manager Trustee in this Agreement shall automatically vest in any Successor Manager Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Manager Trustee.

      (b) If an Event of Default actually known to a Responsible Officer of the Manager Trustee has occurred and is continuing, the Manager Trustee shall enforce this Agreement for the benefit of the [Class B] Preferred
Securityholders.

      (c) The Manager Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Agreement, and no implied covenants shall be read into this Agreement against the Manager Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) and is actually known to a Responsible Officer of the Manager Trustee, the Manager Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Agreement shall be construed to relieve the Manager Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

            (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Manager Trustee shall be determined solely by the express provisions of this Agreement, and the Manager Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Manager Trustee; and

                  (B) in the absence of bad faith on the part of the Manager
            Trustee, the Manager Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Manager Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Manager Trustee, the Manager Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy or any mathematical calculations or other facts stated therein);

            (ii) The Manager Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Manager Trustee, unless it shall be proved that the Manager Trustee was grossly negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) The Manager Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders relating to the time, method and place of conducting any proceeding for any remedy available to the Manager Trustee, or exercising any trust or power conferred upon the Manager Trustee under this Agreement; and

            (iv) No provision of this Agreement shall require the Manager Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Manager Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Agreement or indemnity, satisfactory to the Manager Trustee, against such risk or liability is not reasonably assured to it.

      Section 3.02. Certain Rights of Manager Trustee. (a) Subject to the provisions of Section 3.01:

            (i) The Manager Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Company contemplated by this Agreement shall be sufficiently evidenced by an Officers' Certificate.

            (iii) Whenever, in the administration of this Agreement, the Manager Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Manager Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Company.

            (iv) The Manager Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) (or any rerecording, refiling or reregistration thereof).

            (v) The Manager Trustee may, at the expense of the Company, consult with counsel or other experts of its selection, and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Company or any of its Affiliates and may include any of its employees. The Manager Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.

            (vi) The Manager Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any [Class B] Preferred Securityholder, unless such [Class B] Preferred Securityholder shall have provided to the Manager Trustee such security and indemnity, satisfactory to the Manager Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Manager Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Manager Trustee; provided that, nothing contained in this Section 3.02(a)(vi) shall be taken to relieve the Manager Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Agreement.

            (vii) The Manager Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Manager Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (viii) The Manager Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Manager Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (ix) Any action taken by the Manager Trustee or its agents hereunder shall bind the [Class B] Preferred Securityholders, and the signature of the Manager Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Manager Trustee to so act or as to its compliance with any of the terms and provisions of this Agreement, both of which shall be conclusively evidenced by the Manager Trustee or its agent taking such action.

            (x) Whenever in the administration of this Agreement the Manager Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Manager Trustee (i) may request written instructions from the Holders of a Majority in liquidation amount of the [Class B] Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such written instructions.

            (xi) The Manager Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

      (b) No provision of this Agreement shall be deemed to impose any duty or obligation on the Manager Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Manager Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Manager Trustee shall be construed to be a duty.

      Section 3.03. Not Responsible for Recitals or Issuance of Agreement. The recitals contained in this Agreement shall be taken as the statements of the Company, and the Manager Trustee does not assume any responsibility for their correctness. The Manager Trustee makes no representation as to the validity or sufficiency of this Agreement.

                                    ARTICLE 4
                                 MANAGER TRUSTEE

      Section 4.01. Manager Trustee; Eligibility. (a) There shall at all times be a Manager Trustee which shall:

            (i) not be an Affiliate of the Company; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the 1939 Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b) If at any time the Manager Trustee shall cease to be eligible to so act under Section 4.01, the Manager Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

      (c) If the Manager Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the 1939 Act, the Manager Trustee and Company shall in all respects comply with the provisions of Section 310(b) of the 1939 Act.

      Section 4.02. Appointment, Removal and Resignation of Manager Trustee. (a) Subject to Section 4.02(b), the Manager Trustee may be appointed or removed without cause at any time by a majority of the outstanding Common
Securityholders voting as a class at a meeting of the Common Securityholders.

      (b) The Manager Trustee shall not be removed in accordance with Section
4.02 until a Successor Manager Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Manager Trustee and delivered to the Company.

      (c) The Manager Trustee appointed to office shall hold office until a Successor Manager Trustee shall have been appointed or until its removal or resignation. The Manager Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Manager Trustee and delivered to the Company, which resignation shall not take effect until a Successor Manager Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Manager Trustee and delivered to the Company and the resigning Manager Trustee.

      (d) If no Successor Manager Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery of an instrument of removal or resignation, the Manager Trustee resigning or being removed may petition, at the expense of the Company, any court of competent jurisdiction for appointment of a Successor Manager Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Manager Trustee.

      (e) No Manager Trustee shall be liable for the acts or omissions to act of any Successor Manager Trustee.

      (f) Upon termination of this Agreement or removal or resignation of the Manager Trustee pursuant to this Section 4.02, and before the appointment of any Successor Manager Trustee, the Company shall pay to the Manager Trustee all amounts to which it (including its agents or attorneys) is entitled to the date of such termination, removal or resignation.

      Section 4.03. Indemnification and Expenses of the Manager Trustee. The Common Securityholder agrees to indemnify the Manager Trustee, any predecessor Manager Trustee, and their respective officers, directors, employees and agents for, and to hold each of them harmless against, any and all loss, liability, claim, damage or expense (including taxes other than taxes based on the income of the Manager Trustee) incurred without negligence or willful misconduct on the part of such Person, arising out of or in connection with the acceptance or administration of the trust or trusts by the Manager Trustee hereunder, including the costs and expenses of defending either of them against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 4.03 shall survive the resignation or removal of the Manager Trustee or the termination of this Agreement.

                                    ARTICLE 5
               CONTINUATION AND TERM; ADMISSION OF SECURITYHOLDERS

      Section 5.01. Continuation. (a) The Securityholders hereby agree to the continuation of the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and of this Agreement and agree that the rights, duties and liabilities of the Securityholders shall be as provided in the Delaware Act, except as otherwise provided herein or in the By-Laws.

      (b) Any Person designated as an "authorized person" by the Board of Directors is authorized to execute, deliver and file on behalf of the Company any and all amendments to and restatements of the Certificate, as an authorized person within the meaning of the Delaware Act.

      Section 5.02. Admission of Securityholders. Upon the execution of this Agreement, the Common Securityholder shall become and be designated as, automatically and without any further act on the part of any Person being necessary, the Initial Common Securityholder [and Class A Preferred Securityholder]. Upon the execution of this Agreement and payment to the Company for the [Class B] Preferred Securities on the Closing Date, the Trust shall become and be designated as, without any further act on the part of any Person being necessary, the initial [Class B] Preferred Securityholder.

      Section 5.03. Name. The name of the Company heretofore formed and continued hereby is "ABN AMRO Capital Funding LLC [ ]." The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Board of Directors.

      Section 5.04. Term. The term of the Company shall commence upon the date the Certificate shall have been filed in the office of the Secretary of State of the State of Delaware and shall continue perpetually, unless the Company is dissolved in accordance with the provisions of the Delaware Act and this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate in the manner required by the Delaware Act.

      Section 5.05. Registered Agent and Office. The Company's registered agent in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and its office shall be c/o the registered agent. At any time, the

Board of Directors may designate another registered agent and/or registered office.

      Section 5.06. Principal Place of Business. The principal place of business of the Company shall be at 135 South LaSalle Street, Chicago, Illinois. The Board of Directors may change the location of the Company's principal place of business; provided, however, that such change has no material adverse effect upon any [Class B] Preferred Securityholder.

      Section 5.07. Qualification in Other Jurisdictions. The Board of Directors shall cause the Company to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification or registration is required by law or deemed advisable by the Board of Directors. Each Person designated by the Board of Directors as an "authorized person" is authorized to execute, deliver and file on behalf of the Company any certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in each jurisdiction in which the Board of Directors has determined that the Company shall conduct business.

                                    ARTICLE 6
                   PURPOSE AND POWERS OF THE COMPANY; BY-LAWS

      Section 6.01. Purposes and Powers. The sole purposes of the Company are:

      (a) to issue Preferred Securities and Common Securities,

      (b) to invest the proceeds thereof in the Initial Intercompany Securities and upon maturity or redemption thereof, in securities issued by Holding, the Bank, or a non-U.S. affiliate thereof (the "Successor Intercompany Securities"), so long as any such reinvestment does not cause the Company to be considered to be an "investment company" within the meaning of the 1940 Act,

      (c) to enter into and, under the circumstances set forth in Section 10.04(h) hereof, to enforce the Contingent Guarantee for the sole benefit of the [Class B] Preferred Securityholders, and

      (d) except as otherwise expressly limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions, as the Board of Directors may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Company, in all events without causing the Company to be treated as other than a partnership that is not a publicly traded partnership for U.S. federal income tax purposes. The Company may not conduct any other business or operations except as contemplated by the preceding sentence. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the Company as set forth herein.

      Section 6.02. By-Laws. The Board of Directors, Officers and
Securityholders shall be subject to the express provisions of this Agreement and of the By-Laws. In case of any conflict between any provisions of this Agreement and any provisions of the By-Laws, the provisions of this Agreement shall control.

                                    ARTICLE 7
                CAPITAL CONTRIBUTIONS; ALLOCATIONS AND SECURITIES

      Section 7.01. Form of Contribution. The contribution to the Company with respect to a Securityholder may, as determined by the Board of Directors in its discretion, be in cash or other legal consideration.

      Section 7.02. Contributions with Respect to the Common Securityholder. The Common Securityholder shall contribute to the Company on or prior to the Closing Date, in connection with the purchase of Common Securities, cash in the amount of $[__].

      Section 7.03. Contributions with Respect to the Preferred Securityholders.
(a) [The Class A Preferred Securityholder shall contribute to the Company on or prior to the Closing Date, in connection with the purchase of Class A Preferred Securities, cash in the amount of $[__].]

      (b) On the Closing Date with respect to the issuance of [Class B] Preferred Securities, the Initial Purchaser shall, in exchange for a definitive [Class B] Preferred Certificate, contribute to the capital of the Company on behalf of the Holders of such [Class B] Preferred Securities, contribute an amount in cash equal to the gross proceeds from the sale of the [Class B] Preferred Securities, or where the Holder of the [Class B] Securities is the Trust, the gross proceeds from the sale of the Trust Preferred Securities and the Trust Common Securities (such amount being a capital contribution to the Company).

      Preferred Securityholders, in their capacity as Securityholders of the Company, shall not be required to make any additional contributions to the Company (except as may be required by law).

      Section 7.04. Allocation of Profits and Losses. Except as otherwise provided in Section 10.03 or 10.04, the profits and losses of the Company for any Fiscal Year (or portion thereof) shall be allocated as follows:

      (a) all gains and losses resulting from any disposition of assets (including, without limitation, any redemption or prepayment of assets) by the Company shall be allocated 100% to the Common Securityholders;

      (b) gross income of the Company for each [Class B] Dividend Period (determined without regard to the amount of any gains and losses described in subparagraph (a) of this Section 7.04) shall be allocated (i) pro rata among the Preferred Securityholders until the amount so allocated to each Preferred Securityholder equals the amount of dividends declared and attributable to such Period (or portion thereof) as determined on a daily accrual basis with respect to the Preferred Securities held by such Securityholder and (ii) thereafter to the Common Securityholders provided that if dividends are declared on the Class A Preferred Securities, gross income shall be allocated to the Class A Preferred Securityholder in the amount of such dividends before any allocations pursuant to (i) or (ii); and

      (c) expenses, deductions and losses (if any) of the Company (determined without regard to the amount of any gains and losses described in subparagraph
(a) of this Section 7.04) shall be allocated 100% to the Common Securityholder.

      Notwithstanding the foregoing, the Tax Matters Partner shall have the power to alter any such allocations for federal, state, and local income tax purposes if such alteration is necessary to cause such allocations to have "substantial economic effect" (within the meaning of Treasury Regulations
Section 1.704 1(b)(2)) or to ensure that such allocations are otherwise in accordance with the interests of the Securityholders (within the meaning of Treasury Regulations Section 1.704 1(b)(3)) determined on the basis of the economic arrangements of the parties as described in this Agreement.

      Section 7.05. Withholding. The Company shall comply with any withholding requirements under federal, state and local law and the laws of any Relevant Jurisdiction and shall remit amounts withheld to and file required forms with applicable jurisdictions. Subject to the provisions of Section 10.04, to the extent that the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Securityholder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such Securityholder. To the fullest extent permitted by law, in the event of any claimed over withholding, Securityholders shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Company may reduce subsequent distributions by the amount of such withholding, except with respect to distributions on the [Class B] Preferred Securities. Each Securityholder, by its acceptance of Securities, shall be deemed to agree to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

      Section 7.06. Securities as Personal Property. Each Securityholder hereby agrees that its Securities shall for all purposes be personal property. A Securityholder has no interest in specific property of the Company.

                                   ARTICLE 8
                                 SECURITYHOLDERS

      Section 8.01. Powers of Securityholders. The Securityholders shall have the power to exercise any and all rights or powers granted to the Securityholders pursuant to the express terms of this Agreement and of the By-Laws, and shall be subject in all respects to the provisions hereof and thereof.

      Section 8.02. Partition. Each Securityholder waives any and all rights that it may have to maintain an action for partition of the property of the Company.

      Section 8.03. Resignation. A Securityholder may resign from the Company prior to the dissolution and winding up of the Company only upon the assignment of its entire ownership interest in any Securities (including as a result of any redemption, repurchase or other acquisition by the Company of such Securities) in accordance with the provisions of this Agreement. A resigning Securityholder shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Securities except as otherwise expressly provided for in this Agreement.

      Section 8.04. Liability of Securityholders. (a) Except as otherwise provided by the Delaware Act, (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and (ii) no Securityholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Securityholder of the Company.

      (b) A Securityholder, in its capacity as such, shall have no liability in excess of (i) the amount of its capital contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) any amounts required to be paid by such Securityholder pursuant to this Agreement or any payment and/or indemnity in connection with the registration of transfers of Securities and
(iv) the amount of any distributions wrongfully distributed to it to the extent set forth in the Delaware Act.

                                    ARTICLE 9
                                   MANAGEMENT

      Section 9.01. Management of the Company. (a) Except as otherwise expressly provided in this Agreement or in the By-Laws or as provided in the Delaware Act, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Board of Directors, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary or desirable to the objects and purposes of the Company, including the right to appoint Officers and to authorize any Officer to act on behalf of the Company. Any action taken by the Board of Directors or any duly appointed and acting Officer in accordance with this Agreement or the By-Laws shall constitute the act of, and shall serve to bind, the Company.

      (b) The number of directors of the Company initially shall be four, which number may be increased as provided in this Agreement or in the By-Laws, but shall never be less than four nor more than seven. The names of the Directors, who shall serve until the first annual meeting of Securityholders, if any, and until their successors are duly elected and qualify, are set forth in Annex B hereto. These Directors may increase the number of Directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of Securityholders in the manner provided in the By-Laws. Two Independent Directors may be appointed to the Board of Directors pursuant to Section 10.04(i)(ii) under the circumstances set forth therein. Each such Independent Director shall have all the rights, powers and authorities of a Director to participate in actions by the Board of Directors on behalf of the Company. The Guarantee Independent Director may be appointed to the Board of Directors pursuant to Section 10.04(i)(iii) under the circumstances set forth therein. The Guarantee Independent Director shall have the sole authority, right and power to enforce the claim of the Company under the Contingent Guarantee and shall have no right, power or authority to participate in the management of the business and affairs of the Company by the Board of Directors whatsoever, except for actions related to the enforcement of the Contingent Guarantee on behalf of the Company and the distribution of the Contingent Distribution to the [Class B] Preferred Securityholders pursuant to Section 10.04(h). The names of the initial Officers, and their offices, are set forth in Annex B hereto. Each such Officer shall have the duties and responsibilities that would apply to his or her office if the Company were a corporation established under the Delaware General Corporation Law, except to the extent that the Directors from time to time determine otherwise.

      (c) Each member of the Board of Directors shall be a "manager" of the Company for all purposes of, and within the meaning of, the Delaware Act.

      (d) Without limiting the generality of the foregoing, and subject to the provisions of Section 9.02, the Board of Directors shall have all authority, rights and powers in the management of the business of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement; provided that in exercising its authority, rights and powers in the management of the business of the Company, the Board of Directors shall use commercially reasonable efforts in order that any such action does not cause the Company to be treated as an association or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code), including, by way of illustration but not by way of limitation, the following:

            (i) to authorize the Company or any Officer of the Company on behalf of the Company, to engage in transactions and dealings, including transactions and dealings with any Securityholder or any Affiliate of any Securityholder and including the entering into and performance by the Company of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Company managerial, investment, advisory or related services, office space and other services and facilities upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Company);

            (ii) to call meetings of Securityholders or any class or series thereof;

            (iii) to issue Common Securities and Preferred Securities in accordance with the provisions of this Agreement;

            (iv) to pay all expenses incurred in forming the Company to the extent not paid by the Bank or any other party responsible therefor;

            (v) to purchase and hold Intercompany Securities;

            (vi) to authorize, declare or otherwise determine and make dividends, in cash or otherwise, on Securities, in accordance with the provisions of this Agreement and of the Delaware Act;

            (vii) to establish, when a record date is not otherwise established by this Agreement, a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

            (viii) to establish or set aside in their discretion any reserve or reserves for contingencies and for any other proper Company purpose;

            (ix) to redeem or repurchase, on behalf of the Company, Securities which may be so redeemed or repurchased in accordance with the provisions of this Agreement;

            (x) to appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all Persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Directors deem necessary or desirable for the management and operation of the Company;

            (xi) to incur and pay all expenses and obligations incident to the operation and management of the Company, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, rent and insurance;

            (xii) to open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

            (xiii) to effect a dissolution of the Company and to act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with and subject to the provisions of this Agreement and of the Delaware Act;

            (xiv) to bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

            (xv) to prepare and cause to be prepared reports, statements, Officers' Certificates and other relevant information for distribution to the Manager Trustee or the Securityholders as may be required or determined to be appropriate by the Board of Directors from time to time;

            (xvi) to prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company;

            (xvii) to amend this Agreement in accordance with Section 19.01 hereof; and

            (xviii) to execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

      (e) Subject to the provisions of Section 9.02, the expression of any power or authority of the Board of Directors shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

      (f) Notwithstanding anything to the contrary in this Agreement, the Manager Trustee shall not be deemed to be a member of the Board of Directors and shall have no right, power or authority to participate in the management of the business and affairs of the Company by the Board of Directors. Such Manager Trustee shall be appointed pursuant to Section 4.02 for the sole purpose of qualifying this Agreement under and enforcing compliance by all the parties hereto with the 1939 Act. The Manager Trustee may not bind the Company, except as otherwise provided herein.

      (g) The Company, and the Common Securityholder or any Director or Officer acting on behalf of the Company, may enter into and perform the Underwriting Agreement, the Contingent Guarantee and the Services Agreement and may execute all documents, agreements and certificates contemplated thereby, notwithstanding any other provision of this Agreement, the Delaware Act or other applicable law. The authorization described in the preceding sentence shall not be deemed to subtract from the power and authority of a Director or Officer to enter into any other agreement or document on behalf of the Company.

      Section 9.02. Limits on Board of Directors' Powers. (a) Notwithstanding anything to the contrary in this Agreement, the Board of Directors shall use commercially reasonable efforts to not cause or permit the Company to, and the Company shall not:

            (i) acquire any assets other than as expressly provided by this Agreement or the By-laws;

            (ii) possess Company property for other than a Company purpose;

            (iii) admit a Person as a Securityholder, except as expressly provided in this Agreement;

            (iv) (perform any act that would subject any [Class B] Preferred Securityholder to liability for the debts, obligations or liabilities of the Company in any jurisdiction;

            (v) engage in any activity that is not consistent with the purposes of the Company, as set forth in Section 6.01 of this Agreement; or

            (vi) engage in any activity that would cause the Company to be treated as an association or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code);

      (b) Notwithstanding anything to the contrary in this Agreement, the Guarantee Independent Director acting alone shall have the sole right to file and enforce a claim under the Contingent Guarantee on behalf of the Company and to cause the Contingent Distribution to be made pursuant to Section 10.04(h).

      Section 9.03. Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Directors and of any duly appointed and acting Officers. In dealing with the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the By-Laws, no Person shall be required to inquire into the authority of the Board of Directors or any such Officer to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the By-Laws.

      Section 9.04. No Management by Any Preferred Securityholders. Except as otherwise expressly provided herein, no Preferred Securityholder, in its capacity as a Preferred Securityholder of the Company, shall take part in the day-to-day management, operation or control of the business and affairs of the Company. The Preferred Securityholders, in their capacity as Preferred Securityholders of the Company, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

      Section 9.05. Business Transactions of the Common Securityholder with the Company. Subject to Sections 9.01 and 9.02 of this Agreement and applicable law, a Common Securityholder and any of its Affiliates may hold deposits of, and enter into business transactions with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as Persons who are not a Common Securityholder or Affiliates thereof.

      Section 9.06. Outside Businesses. Any Director, Officer, Securityholder or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Securityholders shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Director, Officer, Securityholder or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Director, Officer, Securityholder or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity. Any Securityholder or Affiliate thereof may engage or be interested in any financial or other transaction with any other Securityholder or Affiliate thereof.

      Section 9.07. Duties of the Guarantee Independent Director and Independent Directors. A Guarantee Independent Director appointed pursuant to Section 10.04(i)(iii) shall take into account only the interests of the holders of the [Class B] Preferred Securities and shall owe them fiduciary duties comparable to those that a director of a Delaware corporation owes to common shareholders of such corporation. Any Independent Directors appointed pursuant to Section 10.04(i)(ii) shall, in making decisions with respect to the declaration of dividends or other matters affecting the rights of the [Class B] Preferred Securityholders as set forth in Section 10.04, take into account only the interests of the holders of the [Class B] Preferred Securities and, with respect to all other matters, the interests of the Common Securityholders, [the Class A Preferred Securityholders,] and the [Class B] Preferred Securityholders. To the fullest extent permitted by law, including, without limitation, Section 18-1101(c) of the Delaware Act, in considering the interests of the [Class B] Preferred Securityholders, the Independent Directors shall owe the [Class B] Preferred Securityholders fiduciary duties comparable to those that a director of a Delaware corporation owes to common shareholders of such corporation.

                                   ARTICLE 10
                   COMMON SECURITIES AND PREFERRED SECURITIES

      Section 10.01. Common Securities and Preferred Securities. (a) The Securities of the Company shall be divided into Common Securities and Preferred Securities, and the Preferred Securities shall be divided into two separate classes. The Initial Common Securityholder shall be deemed to have been issued 40 Common Securities upon its designation as the Common Securityholder pursuant to Section 5.02 of this Agreement for $[__] in cash contributed by the Common Securityholder to the Company pursuant to Section 7.02.

      (b) No Common Securityholders or Preferred Securityholders shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of Preferred Securities whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a dividend or other distribution.

      (c) A Preferred Security shall be represented by the corresponding Preferred Securities Certificate. Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement.

      (d) Upon issuance of the Preferred Securities as provided in this Agreement, the Preferred Securities so issued shall be deemed to be validly issued, fully paid and nonassessable.

      (e) In purchasing the Preferred Securities, each Preferred Securityholder agrees with the [Common Securityholder] and the Company that the [Common Securityholder], the Company and the Preferred Securityholders will treat Preferred Securityholders as holders of the Preferred Securities in the Company for all purposes, and not as the holders of an interest in the [Common Securityholder] or in any other Person.

      Section 10.02. General Provisions Regarding Preferred Securities. (a) There are hereby authorized for issuance and sale Preferred Securities having an aggregate liquidation amount of $[__]. The specific designation, dividend rate, liquidation amount, redemption terms, voting rights, exchange limitations and other powers, preferences and special rights and limitations of [the Class A Preferred Securities and] the [Class B] Preferred Securities are set forth respectively in Sections 10.03 and 10.04 hereof.

      (b) The Preferred Securities shall rank senior to all other Securities in respect of the right to receive dividends or other distributions and the right to receive payments out of the assets of the Company upon voluntary or involuntary dissolution, liquidation, winding up or termination of the Company in accordance with the provisions hereof. All Preferred Securities redeemed, purchased or otherwise acquired by the Company shall be canceled.

      (c) [The Class A Preferred Securities shall rank senior to the [Class B] Preferred Securities in respect of the right to receive dividends or other distributions and the right to receive payments out of the assets of the Company upon voluntary or involuntary dissolution, liquidation, winding up or termination of the Company in accordance with the provisions hereof; provided that the Guarantee Independent Director shall enforce the Contingent Guarantee solely for the benefit of the [Class B] Preferred Securityholders and, solely with respect to the Contingent Distribution, the [Class B] Preferred Securities shall rank senior to the Class A Preferred Securities.]

      Section 10.03. [Class A Preferred Securities.]

      (a) [Designation. There shall hereby be designated as a class of Preferred Securities the Class A Preferred Securities (the "Class A Preferred Securities"). The Class A Preferred Securities shall have a liquidation amount of

$[__] per Class A Preferred Security and shall be issued in an aggregate liquidation amount of $[__]. One-hundred percent of the Class A Preferred Securities at any time outstanding shall be owned by the Common Securityholder.]

      (b) [Class A Dividend Rights. Class A Preferred Securityholders shall be entitled to receive when, as and if declared by the Board of Directors out of assets of the Company legally available therefor, dividends in cash or in assets of the Company, including in the form of Intercompany Securities. The Board of Directors may declare a dividend on the Class A Preferred Securities at any time.]

      (c) [Redemption Terms. The Class A Preferred Securities shall not be redeemable.]

      (d) [Voting Rights. The Class A Preferred Securityholders shall not be entitled to vote other than as provided for elsewhere in this Agreement.]

      (e) [Liquidation Distribution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Class A Preferred Securityholders shall be entitled to receive the Intercompany Securities (including interest accrued and unpaid thereon) as their liquidation distribution.]

      Section 10.04. [Class B] Preferred Securities.

      (a) Designation. There shall hereby be designated as a class of Preferred Securities the [__] Noncumulative Guaranteed [Class B] Preferred Securities (the "[Class B] Preferred Securities"). The [Class B] Preferred Securities shall have a liquidation amount of $[__] per [Class B] Preferred Security. The [Class B] Preferred Securities shall be issued in an aggregate liquidation amount of $[__].

      (b) [Class B] Dividend Rights. (i) [Class B] Preferred Securityholders shall be entitled to receive when, as and if declared by the Board of Directors out of assets of the Company legally available therefor, cash dividends from the date of original issuance of the [Class B] Preferred Securities payable on a noncumulative basis, [quarterly] in arrears on the last calendar day of [MONTH], [MONTH], [MONTH] and [MONTH] of each year (each a "[Class B] Dividend Payment Date") commencing [DATE]. "[Class B] Dividend Periods" shall commence on a [Class B] Dividend Payment Date, and end on the day that precedes the next succeeding [Class B] Dividend Payment Date; provided, however, that the first [Class B] Dividend Period shall commence on and include the original issue date of the [Class B] Preferred Securities and shall end on and include [DATE].

            (ii) With respect to each [Class B] Dividend Period, dividends shall be payable on the liquidation amount of the [Class B] Preferred Securities at the Dividend Rate, calculated on the basis of a 360-day year of twelve 30-day months. If the last day of March, June, September and December of any year is not a Business Day, then the relevant [Class B] Dividend Payment Date shall be the next succeeding Business Day (without any accrual of interest or other payment to such next succeeding Business
      Day); provided that if such Business Day is in the next succeeding calendar year, then the relevant [Class B] Dividend Payment Date shall be the immediately preceding Business Day (without any reduction in interest or other amounts in respect of such early payment).

            (iii) Each declared dividend shall be payable to the Holders of record of the [Class B] Preferred Securities as they appear on the securities register of the Company at the close of business on the corresponding record date. The record dates for the [Class B] Preferred Securities shall be (A) for as long as either (I) the [Class B] Preferred Securities are in book-entry form or (II) the Trust is the Securityholder of the [Class B] Preferred Securities and the Trust Preferred Securities remain in book-entry form, one Business Day prior to the relevant [Class B] Dividend Payment Date and (B) in the event that neither the [Class B] Preferred Securities nor, if the Trust is the Securityholder of the [Class B] Preferred Securities the Trust Preferred Securities, are in book-entry form, the 15th day of the month in which the relevant [Class B] Dividend Payment Date occurs (without regard to Section 10.04(b)(ii) hereof).

            (iv) The right of [Class B] Preferred Securityholders to receive dividends is noncumulative. Accordingly, if the Board of Directors does not declare a dividend in respect of any [Class B] Dividend Period, [Class B] Preferred Securityholders shall have no right to receive a dividend in respect of such [Class B] Dividend Period, and the Company shall have no obligation to pay a dividend in respect of such [Class B] Dividend Period, whether or not dividends are declared payable in respect of any future [Class B] Dividend Period.

            (v) If any [Class B] Preferred Securities are outstanding, no dividends or other distributions shall be declared or paid or set apart for payment on any Common Securities for any [Class B] Dividend Period unless all dividends, if any, in respect of the relevant [Class B] Dividend Period have been declared, at the Dividend Rate, and paid in full.

            (vi) The declaration of dividends on the [Class B] Preferred Securities shall not be authorized in respect of any [Class B] Dividend Period to the extent that:

                  (A) in accordance with applicable Netherlands banking
            regulations, the Guarantor would be limited in making dividends or other payments on its Parity Preferred Shares; or

                  (B) (I) the Guarantor has not made or declared any dividend or other payment for the most recent dividend period for which the determination has been made on the Parity Preferred Shares or under the Parity Guarantees and (II) any subsidiary of the Guarantor has neither made nor declared any dividend or other payment for the most recent dividend period for which the determination has been made on any Parity Subsidiary Securities.

            (vii) Notwithstanding clause (vi), the Board of Directors shall be authorized to declare dividends at the Dividend Rate in full on the [Class B] Preferred Securities on:

                  (x) the four consecutive [Class B] Dividend Payment Dates
            contemporaneous with and/or immediately following the date on which the Guarantor or any of its subsidiaries (I) declares or makes a dividend or other payment on the Ordinary Shares that pay dividends annually, or (II) redeems, repurchases or otherwise acquires any Ordinary Shares or any Parity Securities (other than (A) in connection with transactions effected by or for the account of customers of the Guarantor or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (B) in connection with the satisfaction by the Guarantor or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants,
            (C) as a result of a reclassification of the capital stock of the Guarantor or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (D) the purchase of fractional interests in shares of the capital stock of the Guarantor or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (or any moneys are paid to or made available for a sinking fund or for redemption of such securities) (except by conversion into or in exchange for Ordinary Shares),

                  (y) the two consecutive [Class B] Dividend Payment Dates
            contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on the Ordinary Shares that pay dividends semi-annually, if any, or

                  (z) the next [Class B] Dividend Payment Date that is either contemporaneous with, or immediately following the date on which a dividend or other payment is declared or made on the Ordinary Shares that pay dividends quarterly, if any.

            (viii) Notwithstanding clause (vi), the Board of Directors shall be authorized to declare dividends on a pro rata basis on the [Class B] Preferred Securities on:

                  (x) the four consecutive [Class B] Dividend Payment Dates
            contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on the Parity Securities that pay dividends annually, if any,

                  (y) the two consecutive [Class B] Dividend Payment Dates
            contemporaneous with and/or immediately following the date on which a dividend or other payment is declared or made on the Parity Securities that pay dividends semi-annually, if any, or

                  (z) the next [Class B] Dividend Payment Date that is either contemporaneous with, or immediately following, the date on which a dividend or other payment is declared or made on the Parity Securities that pay dividends quarterly, if any.

            (ix) Notwithstanding any other provision of this Agreement or the Delaware Act, if the Board of Directors does not declare dividends on the [Class B] Preferred Securities, when, and to the extent authorized under clauses (vii) or (viii) above, then such dividends on the [Class B] Preferred Securities shall be deemed declared to the extent authorized, and the [Class B] Preferred Securityholders shall be entitled to receive such dividends without any further act, vote or approval of the Board of Directors, any Securityholder or any other Person.

            (x) The declaration and payment of dividends on the [Class A] Preferred Securities shall not be a condition to the declaration and payment of dividends on the [Class B] Preferred Securities.

      (c) Payments of Additional Amounts. All payments in respect of the [Class B] Preferred Securities by the Company shall be made without withholding or deduction for or on account of any Relevant Tax, unless the withholding or deduction of such Relevant Tax is required by law. In that event, the Company shall pay, as further dividends, such additional amounts as may be necessary in order that the net amounts received by the [Class B] Preferred Securityholders after such withholding or deduction will equal the amount which would have been received in respect of the [Class B] Preferred Securities in the absence of such withholding or deduction (the "Additional Amounts"), except that no Additional Amounts are payable to a [Class B] Preferred Securityholder (or to a third party on such [Class B] Preferred Securityholder's behalf) with respect to any [Class B] Preferred Securities (i) to the extent that such Relevant Tax is imposed or levied by virtue of such [Class B] Preferred Securityholder (or the beneficial owner of such [Class B] Preferred Securities) having some connection with the Relevant

Jurisdiction, other than being a [Class B] Preferred Securityholder (or beneficial owner) of such [Class B] Preferred Securities, (ii) to the extent that such Tax is imposed or levied by virtue of such [Class B] Preferred Securityholder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such [Class B] Preferred Security or its nominee with at least 60 days' prior written notice of an opportunity to make such a declaration or claim, or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, [or substantially similar to] such Directive.

      (d) Redemption Terms. (i) The [Class B] Preferred Securities shall be redeemable at the option of the Company, in whole or in part, as set forth in the [Class B] Securities Certificates.

            (ii) If fewer than all the outstanding [Class B] Preferred Securities are to be redeemed, then the number of [Class B] Preferred Securities to be redeemed shall be determined by the Board of Directors, and the securities to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors in its sole discretion to be equitable, provided, that such method satisfies any applicable requirements of any securities exchange on which the [Class B] Preferred Securities or any Trust Preferred Securities may then be listed and, if the [Class B] Preferred Securities or Trust Preferred Securities are then held by DTC or its nominee in the form of a global security, any applicable requirements of DTC. The Company shall promptly notify the Registrar and Transfer Agent for the [Class B] Preferred Securities in writing of the [Class B] Preferred Securities selected for partial redemption and, in the case of any [Class B] Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed.

            (iii) The Company shall have the right, upon the occurrence of a Special Redemption Event, to redeem the [Class B] Preferred Securities, in whole (but not in part), at any time, at the Redemption Price.

            (iv) In the event that payment of the Redemption Price in respect of any [Class B] Preferred Securities is improperly withheld or refused and not paid either by the Company or by the Guarantor pursuant to the [Class B] Guarantee, dividends on such [Class B] Preferred Securities, shall continue to accumulate from the date fixed for redemption to the date of actual payment of such Redemption Price.

      Any redemption of [Class B] Preferred Securities, whether at the option of the Company or upon the occurrence of a Special Redemption Event, shall not require the vote or consent of any of the [Class B] Preferred Securityholders and may be effected only with the prior approval of the Guarantor and the Dutch Central Bank, if required.

      (e) Redemption Procedures. (i) Notice of any redemption of [Class B] Preferred Securities (a "Redemption Notice") will be given by the Board of Directors on behalf of the Company by mail to each [Class B] Preferred Securityholder to be redeemed not fewer than 30 nor more than 60 days before the date fixed for redemption. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 10.04(e), a Redemption Notice shall be deemed to be given on the day such notice is first mailed, by first-class mail, postage prepaid, to [Class B] Preferred Securityholders. Each Redemption Notice shall be addressed to the [Class B] Preferred Securityholders at the address of each such Holder appearing in the books and records of the Company. No defect in the Redemption Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption proceedings with respect to any other Holder.

            (ii) If the Company gives a Redemption Notice (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, the Board of Directors on behalf of the Company (A) if the [Class B] Preferred Securities are in book-entry only form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the [Class B] Preferred Securities held through DTC in global form or (B) if the [Class B] Preferred Securities are held in certificated form, will deposit with the Paying Agent, funds sufficient to pay the applicable Redemption Price of the amount of any such [Class B] Preferred Securities and will give to the Paying Agent irrevocable instructions and authority to pay such amounts to the [Class B] Preferred Securityholders, upon surrender of their certificates, by check, mailed to the address of the relevant [Class B] Preferred Securityholder appearing on the books and records of the Company on the redemption date; provided, however, that for so long as the Trust or the Property Trustee of the Trust shall hold the [Class B] Preferred Securities, payment of cash shall be made by wire in same day funds to the [Class B] Preferred Securityholder by 12:00 noon, New York City time, on the redemption date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of [Class B] Preferred Securityholders so called for redemption will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such [Class B] Preferred Securities will not accumulate dividends or bear interest.

      In the event that any date fixed for redemption of [Class B] Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (without any accrual of interest or other payment to such next succeeding Business Day), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day (without any reduction in interest or other amounts in respect of any such early payment).

      (f) Liquidation Terms. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the [Class B] Preferred Securityholders at the time outstanding shall, subject to the limitations described herein, be entitled to receive the liquidation preference of $[__] per [Class B] Preferred Security, plus, in each case, accumulated and unpaid dividends for the then current [Class B] Dividend Period to the date of the final distribution of assets of the Company, in respect of each [Class B] Preferred Security held out of the assets of the Company available for distribution to Securityholders. Such entitlement shall arise following the liquidation distribution of Intercompany Securities to the [Class A] Preferred Securityholders, and before any distribution of assets is made to Common Securityholders. In addition, the Guarantee Independent Director shall enforce the Contingent Guarantee on behalf of the Company solely for the benefit of the [Class B] Preferred Securityholders and, solely with respect to the Contingent Distribution, the [Class B] Preferred Securities shall rank senior to the [Class A] Preferred Securities.

      (g) [Class B] Guarantee. To the extent set forth in the [Class B] Guarantee, the Guarantor has agreed to pay to the [Class B] Preferred Securityholders, as and when due, the Guarantee Payments (as defined in Section
5.01 of the [Class B] Guarantee). As set forth in the [Class B] Guarantee, the obligations of the Guarantor under the [Class B] Guarantee shall be several and independent of the Company's obligations hereunder. The [Class B] Preferred Securityholders, by acceptance of such [Class B] Preferred Securities, acknowledge and agree to the subordination provisions in, and other terms of, the [Class B] Guarantee.

      (h) Contingent Guarantee. To the extent set forth in the Contingent Guarantee, the Guarantor has agreed to pay to the Company, as and when due, the Contingent Guarantee Payments (as defined in Section 2.01 of the Contingent Guarantee). The Contingent Guarantee may not be enforced by anyone other than the Guarantee Independent Director, appointed pursuant to and under the circumstances set forth in Section 10.04(i)(iii), acting alone and without the requirement for a vote or consent of the other members of the Board of Directors. The Guarantee Independent Director may not enforce the Contingent Guarantee unless a claim has been made by the Guarantee Trustee or a [Class B] Preferred Securityholder under the [Class B] Guarantee or by the Guarantee Trustee or a Holder of Trust Securities under the Trust Guarantee and any such claim remains unpaid for 180 days or more. The Guarantee Independent Director shall enforce the claim of the Company under the Contingent Guarantee without prejudice to the claims of the Guarantee Trustee or the [Class B] Preferred Securityholders under the [Class B] Guarantee or of the Guarantee Trustee or the Holders of Trust Securities under the Trust Guarantee.

      Upon receipt by the Company of payments from the Guarantor in respect of any claim under the Contingent Guarantee ("Contingent Distribution"), such payments shall be held by the Company separately from all its other assets, as a trust for the sole benefit of the [Class B] Preferred Securityholders, and the Guarantee Independent Director shall, acting alone and without the requirement for a vote or consent of the other members of the Board of Directors, have the sole power to cause the Company to distribute the Contingent Distribution pro rata to the Holders of record of [Class B] Preferred Securities, as determined in accordance with Section 10.04(b)(iii), except to the extent any such Holders received payments of a related claim under the [Class B] Guarantee or the Trust Guarantee.

      (i) Voting Rights. (i) Except as expressly required by applicable law, or except as indicated below, the [Class B] Preferred Securityholders shall not be entitled to vote. In the event the [Class B] Preferred Securityholders are entitled to vote as indicated below, each [Class B] Preferred Security shall be entitled to one vote on matters on which holders of the [Class B] Preferred Securities are entitled to vote.

            (ii) If for four consecutive [Class B] Dividend Periods or any six [Class B] Dividend Periods, dividends on the [Class B] Preferred Securities and any Additional Amounts in respect of such dividends have not been paid at the Dividend Rate in full by the Company or by the Guarantor under the [Class B] Guarantee or the Trust Guarantee, the [Class B] Preferred Securityholders shall be entitled to appoint two Independent Directors to the Board of Directors. Such Independent Directors shall be elected by ordinary resolution passed by a majority of the [Class B] Preferred Securityholders entitled to vote thereon, as determined in accordance with Section 11.01, present in person or by proxy at a separate general meeting of such [Class B] Preferred Securityholders convened for that purpose (which shall be called at the request of any [Class B] Preferred Securityholder entitled to vote thereon). Any Independent Director so appointed shall vacate office if, in such Independent Director's sole determination, dividends on the [Class B] Preferred Securities have been paid regularly at the Dividend Rate in full by the Company or the Guarantor under the [Class B] Guarantee or the Trust Guarantee for one calendar year and all other amounts due under the [Class B] Guarantee, the Trust Guarantee and the Contingent Guarantee have been paid. Any such Independent Director may be removed with or without cause by, and shall not be removed except by, the vote of a majority of the outstanding [Class B] Preferred Securities entitled to vote, at a meeting of the Company's Securityholders or of the [Class B] Preferred Securityholders entitled to vote thereon, called for that purpose.

            (iii) Upon occurrence of the non-payment within one day following the making of a claim under the [Class B] Guarantee by the Guarantee Trustee or a [Class B] Preferred Securityholder or under the Trust Guarantee by the Guarantee Trustee or a Holder of Trust Securities, the [Class B] Preferred Securityholders shall be entitled to appoint one independent director (the "Guarantee Independent Director"). The Guarantee Independent Director shall be elected by ordinary resolution passed by a majority of the [Class B] Preferred Securityholders entitled to vote thereon, as determined in accordance with Section 11.01, present in person or by proxy at a separate general meeting of such [Class B] Preferred Securityholders convened for that purpose (which shall be called at the request of any [Class B] Preferred Securityholder entitled to vote thereon). Any Guarantee Independent Director so appointed shall vacate office if, in such Guarantee Independent Director's sole determination, the dividends on the [Class B] Preferred Securities have been paid regularly at the Dividend Rate in full by the Company or the Guarantor under the [Class B] Guarantee or the Trust Guarantee for one calendar year and all other amounts due under the [Class B] Guarantee, the Trust Guarantee and the Contingent Guarantee have been paid. Any such Guarantee Independent Director may be removed by, and shall not be removed except by, the vote of a majority of the outstanding [Class B] Preferred Securities entitled to vote, at a meeting of the Company's Securityholders, or of the [Class B] Preferred Securityholders entitled to vote thereon, called for that purpose.

      (j) Listing. If either (i) the Initial Purchaser of the [Class B] Preferred Securities is not the Trust, or (ii) the Initial Purchaser of the [Class B] Preferred Securities is the Trust and such [Class B] Preferred Securities are distributed to Holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, then the Company shall use its commercially reasonable efforts to cause the [Class B] Preferred Securities to be listed on the [New York Stock Exchange], the [Luxembourg Stock Exchange] or, in the event of (ii) hereof, on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted on.

                                   ARTICLE 11
                               VOTING AND MEETINGS

      Section 11.01. Voting Rights of Preferred Securityholders. (a) Except as shall be otherwise expressly provided herein, in the By-Laws or as otherwise required by the Delaware Act, the Preferred Securityholders shall have no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Securityholders.

      (b) Notwithstanding that Securityholders holding Preferred Securities are entitled to vote or consent under any of the circumstances described in this Agreement or in the By-Laws, any of the Preferred Securities that are owned by the Guarantor or any Affiliate of the Guarantor, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding, except for Preferred Securities purchased or acquired by the Guarantor or its Affiliates in connection with transactions effected by or for the account of customers of the Guarantor or any of its Affiliates or in connection with the distribution or trading of or market-making in connection with such Preferred Securities; provided, however, that Persons (other than Affiliates of the Guarantor) to whom the Guarantor or any of its Affiliates have pledged Preferred Securities may vote or consent with respect to such pledged Preferred Securities pursuant to the terms of such pledge.

      Section 11.02. Voting Rights of Common Securityholders. Except as otherwise provided herein, and except as otherwise provided by the Delaware Act, all voting rights of the Securityholders shall be vested exclusively in the Common Securityholders. The Common Securityholders shall be entitled to one vote per Common Security upon all matters upon which Common Securityholders have the right to vote. All Common Securityholders shall have the right to vote separately as a class on any matter on which the Common Securityholders have the right to vote, regardless of the voting rights of any other Securityholder.

      Section 11.03. Meetings of the Securityholders. Meetings of the Securityholders of any class or of all classes of Securities may be called at any time by the Board of Directors as provided by this Agreement or the By-Laws. Except to the extent otherwise provided, the following provisions shall apply to meetings of Securityholders:

      (a) Securityholders may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Securityholders is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Securityholders or by written consent;

      (b) Each Securityholder may authorize any Person to act for it by proxy on all matters in which a Securityholder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Securityholder or its attorney in fact. Every proxy shall be revocable at the pleasure of the Securityholder executing it at any time before it is voted;

      (c) Each meeting of Securityholders shall be conducted by the Board of Directors or by such other Person that the Board of Directors may designate;

      (d) Any required approval of Preferred Securityholders may be given at a separate meeting of such Preferred Securityholders convened for such purpose or at a meeting of Securityholders of the Company or pursuant to written consent. The Board of Directors shall cause a notice of any meeting at which Preferred Securityholders holding Preferred Securities are entitled to vote pursuant to
Section 10.04 or of any matter upon which action may be taken by written consent of such Preferred Securityholders, to be mailed to each holder of record of the Preferred Securities. Each such notice shall include a statement setting forth
(i) the date of such meeting or the date by which such action is to be taken,
(ii) a description of any action proposed to be taken at such meeting on which such Preferred Securityholders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents; and

      (e) Subject to Section 11.03(d) of this Agreement, the Board of Directors, in their sole discretion, shall establish all other provisions relating to meetings of Securityholders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Securityholders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                   ARTICLE 12
                                    DIVIDENDS

      Section 12.01. Dividends. (a) Subject to the terms of this Article 12, Preferred Securityholders shall receive dividends or other distributions, if any, in accordance with Article 10 of this Agreement only when, as and if declared by the Board of Directors, if authorized under Section 10.04(b), or deemed declared under Section 10.04(b)(ix), and Common Securityholders shall receive periodic dividends and distributions, subject to Article 10 of this Agreement and to the provisions of the Delaware Act, when, as and if declared by the Board of Directors, in its discretion. A dividend shall constitute a distribution within the meaning of the Delaware Act.

      (b) A Securityholder shall not be entitled to receive any dividend or other distribution with respect to any dividend payment date (and any such dividend or other distribution shall not be considered due and payable), irrespective of whether such dividend or other distribution has been declared by the Directors, until such time as the Company shall have funds legally available for the payment of such dividend to such Securityholder pursuant to the terms of this Agreement and the Delaware Act, and notwithstanding any provision of
Section 18-606 of the Delaware Act to the contrary, until such time, a Securityholder shall not have the status of a creditor of the Company, or the remedies available to a creditor of the Company; provided, however, that a [Class

B] Preferred Securityholder and a Holder may exercise such rights or remedies as provided herein or in any other agreement or document.

      Section 12.02. Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution (including a dividend) to any Securityholder on account of its Security if such distribution would violate Section 18-607 of the Delaware Act or other applicable law. No dividends shall be declared and paid on the Common Securities unless all dividends on the [Class B] Preferred Securities, if any, whether declared or deemed declared, have been paid in full at the Dividend Rate.

                                   ARTICLE 13
                               BOARDS AND RECORDS

      Section 13.01. Financial Statements. The Board of Directors shall, as soon as practicable after the end of each Fiscal Year, cause to be prepared and mailed to each Preferred Securityholder and each Common Securityholder of record the audited financial statements of the Company for such Fiscal Year prepared in accordance with U.S. generally accepted accounting principles.

      Section 13.02. Limitation on Access to Records. Notwithstanding any provision of this Agreement, the Board of Directors may, to the maximum extent permitted by law, keep, or cause to be kept, confidential from the Preferred Securityholders, for such period of time as the Board of Directors deems reasonable, any information the disclosure of which the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith reasonably believes is not in the best interest of the Company or could damage the Company or its business or which the Company or the Board of Directors is required by law or by an agreement with any Person to keep confidential.

      Section 13.03. Accounting Method. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

      Section 13.04. Annual Audit. As soon as practicable after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Company shall be audited by a firm of independent certified public accountants selected by the Board of Directors, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits shall be an expense of the Common Securityholder and paid by the Common Securityholder.

                                   ARTICLE 14
                                   TAX MATTERS

      Section 14.01. Company Tax Returns. (a) [__] is hereby designated as the Company's "Tax Matters Partner" under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps the Tax Matters Partner, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Expenses incurred by the Tax Matters Partner in its capacity as such shall be borne by the Company.

      (b) The Tax Matters Partner shall cause to be prepared and timely filed all tax returns required to be filed by the Company. The Tax Matters Partner may, in its discretion, cause the Company to make or refrain from making any federal, state or local income or other tax elections for the Company that it deems necessary or advisable, including, without limitation, any election under
Section 754 of the Code or any successor provision.

      Section 14.02. Tax Reports. The Tax Matters Partner shall, as promptly as practicable and in any event within 90 days of the end of each Fiscal Year, cause to be prepared and mailed by the Company to each Preferred Securityholder of record Internal Revenue Service Schedule K-1 and any other forms that are necessary or advisable in order to permit the Securityholders to comply with U.S. federal and any other income tax requirements.

      Section 14.03. Taxation as a Partnership. The Company shall take any necessary steps to be treated as a partnership for U.S. federal income tax purposes and shall not file any election to be treated as anything other than a partnership for such purposes.

      Section 14.04. Taxation of Securityholders. As provided in Section 7.04(b), gross income shall be allocated to the Preferred Securityholders on a daily accrual basis. The Securityholders intend that allocations of income and loss for U.S. federal income tax purposes be consistent with the economic allocations of income under this Agreement.

                                   ARTICLE 15
                                    EXPENSES

      Section 15.01. Expenses. Pursuant to the Services Agreement, the Common Securityholder shall be responsible for, and shall pay, all expenses of the Company, including, without limitation:

      (a) all costs and expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Securityholders of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Securityholders;

      (b) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by any Director in connection with any litigation brought by or on behalf of any Securityholder against such Director);

      (c) all expenses for indemnity or contribution payable by the Company to any Person;

      (d) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

      (e) all expenses incurred in connection with the preparation of amendments or restatements to this Agreement; and

      (f) all expenses incurred in connection with the liquidation, dissolution, winding up or termination of the Company.

                                   ARTICLE 16
         TRANSFERS OF SECURITIES BY SECURITYHOLDERS AND RELATED MATTERS

      Section 16.01. Right of Assignee to Become a [Class B] Preferred Securityholder. An assignee shall become a [Class B] Preferred Securityholder upon compliance with the provisions of Section 16.05 of this Agreement.

      Section 16.02. Events of Cessation of Security Ownership. A Person shall cease to be a Securityholder upon the lawful assignment of all of its Securities (including any redemption or other repurchase by the Company) or as otherwise provided herein.

      Section 16.03. Persons Deemed [Class B] Preferred Securityholders. The Company may treat the Person in whose name any [Class B] Preferred Securities Certificate shall be registered on the books and records of the Company as the sole holder of such [Class B] Preferred Securities Certificate and of the [Class B] Preferred Securities represented by such [Class B] Preferred Securities Certificate for purposes of receiving dividends or other distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such [Class B] Preferred Securities

Certificate or in the [Class B] Preferred Securities represented by such [Class B] Preferred Securities Certificate on the part of any other Person, whether or not the Company shall have actual or other notice thereof. Notwithstanding the foregoing or anything to the contrary herein, the Company agrees that at any time that the Trust shall be a holder of any [Class B] Preferred Securities, each holder of a preferred certificate issued by the Trust shall, upon presentation to the Company or the Registrar of reasonable evidence thereof, have the right to the fullest extent permitted by law and without the need for any other action of any other person, including the trustee under the Trust and any other holder of any other of such preferred certificates, to enforce in the name of the Trust the Trust's rights under the [Class B] Preferred Securities represented by the preferred certificates of such holder.

      Section 16.04. The [Class B] Preferred Certificates. (a) The [Class B] Preferred Certificates shall be issued in minimum denominations of $[__] liquidation preference and integral multiples thereof. Each [Class B] Preferred Certificate shall be signed, manually, by the President, any Vice President or the Secretary of the Company. [Class B] Preferred Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Company shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such [Class B] Preferred Certificates or did not hold such offices at the date of delivery of such [Class B] Preferred Certificates. A transferee of a [Class B] Preferred Certificate shall become a Securityholder upon due registration of such [Class B] Preferred Certificate in such transferee's name pursuant to Section 16.05.

      (b) (i) If the Initial Purchaser is not the Trust, the Company shall cause the [Class B] Preferred Securities to be issued in one or more global certificates pursuant to Section 16.07 and registered pursuant to Section 16.05 in the name of DTC, as depositary, or its nominee.

      (ii) If the Initial Purchaser is a Trust, the Company shall only issue definitive [Class B] Preferred Certificates to the [Class B] Preferred Securityholders unless and until the Company issues a global [Class B] Preferred Certificate pursuant to Section 16.07. If the [Class B] Preferred Securities are distributed to Holders of the Trust Preferred Securities in book-entry form in connection with the dissolution, winding up, termination or liquidation of the Trust, the Company shall cause the [Class B] Preferred Securities to be issued in one or more global certificates pursuant to Section 16.07 and registered pursuant to Section 16.05 in the name of DTC, as depositary, or its nominee.

      Section 16.05. Transfer of [Class B] Preferred Certificates. (a) The Board of Directors shall provide for the registration of [Class B] Preferred Certificates and of transfers of [Class B] Preferred Certificates in a record thereof (the "Securities Register") and shall appoint a securities registrar (the

"Registrar") and transfer agent (the "Transfer Agent") to act on its behalf; provided, however, that without any action on the part of the Board of Directors being necessary, the Manager Trustee is hereby appointed as the initial Registrar and Transfer Agent. Subject to the other provisions of this Article 16, upon surrender for registration of transfer of any [Class B] Preferred Certificate, the Board of Directors shall cause one or more new [Class B] Preferred Certificates to be issued in the name of the designated transferee or transferees. Every [Class B] Preferred Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Board of Directors duly executed by the [Class B] Preferred Securityholder or his or her attorney duly authorized in writing. Any registration of transfer shall be effected upon the Transfer Agent being satisfied with the documents of title and identity of the person making the request, upon the receipt by the transfer agent of any applicable certificate relating to transfer restrictions as described below, and subject to such reasonable regulations as the Company may from time to time establish. Each [Class B] Preferred Certificate surrendered for registration of transfer shall be canceled by the Board of Directors. A transferee of a [Class B] Preferred Securities Certificate shall be admitted to the Company as a [Class B] Preferred Securityholder and shall be entitled to the rights and subject to the obligations of a [Class B] Preferred Securityholder hereunder upon receipt by such transferee of a [Class B] Preferred Certificate. By acceptance of a [Class B] Preferred Certificate, each transferee shall be bound by this Agreement. The transferor of a [Class B] Preferred Certificate, in whole, shall cease to be a [Class B] Preferred Securityholder at the time that the transferee of such [Class B] Preferred Certificate is admitted to the Company as a [Class B] Preferred Securityholder in accordance with this Section 16.05.

      (b) Upon surrender for registration of transfer of any [Class B] Preferred Certificate at the office or agency of the Company or the Registrar maintained for that purpose (the "Administrator") the Company shall deliver or cause to be delivered to the Registrar in a form duly executed on behalf of the Company in the manner provided for in Section 16.05 and the Registrar shall countersign in the manner provided in and to the extent required by Section 16.05 and deliver, in the name of the designated transferee or transferees, one or more new [Class B] Preferred Certificates in authorized denominations of a like aggregate liquidation amount dated the date of execution by such Administrator.

      The Registrar shall not be required (i) to issue, register the transfer of or exchange any [Class B] Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such [Class B] Preferred Security and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any [Class B] Preferred Security so selected for redemption in whole or in part, except, in the case of any such [Class B] Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

      No service charge shall be made for any registration of transfer or exchange of [Class B] Preferred Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of [Class B] Preferred Certificates.

      Section 16.06. Mutilated, Destroyed, Lost or Stolen [Class B] Preferred Certificates. If (a) any mutilated [Class B] Preferred Certificate shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any [Class B] Preferred Certificate, and (b) there shall be delivered to the Registrar and the Company such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such [Class B] Preferred Certificate shall have been acquired by a bona fide purchaser, the Company shall sign, the Registrar shall countersign to the extent required under Section 16.04, and the Company and the Registrar shall make available for delivery (all in the manner provided for in Section 16.04), in exchange for or in lieu of any mutilated, destroyed, lost or stolen [Class B] Preferred Certificate, a new [Class B] Preferred Certificate of like class, tenor and denomination. In connection with the issuance of any new [Class B] Preferred Certificate under this Section 16.06, the Company or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate [Class B] Preferred Certificate issued pursuant to this Section shall constitute conclusive evidence of a limited liability company interest in the Company corresponding to that evidenced by the lost, stolen or destroyed [Class B] Preferred Certificate, as if originally issued, whether or not the lost, stolen or destroyed [Class B] Preferred Certificate shall be found at any time.

      Section 16.07. Book-entry Provisions.

      (a) General. The provisions of this Section 16.07 shall apply only upon where Section 16.04(b) specifies that the [Class B] Preferred Securities shall be issued in book-entry form. In that event, a global [Class B] Preferred Certificate representing the Book-Entry Interests shall be delivered to DTC, the initial clearing agency, by or on behalf of the Company. The global [Class B] Preferred Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC. In the event such global [Class B] Certificate is issued following an event as specified in
Section 16.04(b)(ii), any previously issued and still outstanding definitive [Class B] Preferred Certificates shall be of no further force and effect and no [Class B] Preferred Securityholder will receive a new definitive [Class B] Preferred Certificate representing such Holder's interests in such [Class B] Preferred Certificate, except as provided in Section 16.07(c). In connection with the involuntary or voluntary dissolution, winding-up, termination or liquidation of the Trust, Cede & Co., the nominee of DTC, shall automatically be admitted to the Company as a [Class B] Preferred Securityholder. Receipt of the global [Class B] Preferred Certificate shall be deemed to constitute a request by Cede & Co., the nominee of DTC, that the books and records of the Company reflect its admission as a [Class B] Preferred Securityholder. Unless and until new definitive, fully registered [Class B] Preferred Certificates have been issued to the [Class B] Preferred Securityholders pursuant to Section 16.07(c):

            (i) The provisions of this Section shall be in full force and effect;

            (ii) The Company, the Board of Directors, the Manager Trustee, the Guarantee Independent Director, if any, and the Registrar and Transfer Agent shall be entitled to deal with the clearing agency for all purposes of this Agreement (including the payment of dividends, Redemption Price, the Contingent Distribution and liquidation distributions and receiving approvals, votes or consents hereunder) as the [Class B] Preferred Securityholder and the sole holder of the [Class B] Preferred Certificates and shall have no obligation to any other [Class B] Preferred Securityholders;

            (iii) None of the Company, the Trust, the Board of Directors, the Manager Trustee, the Guarantee Independent Director, if any, or any agents of any of the foregoing shall have any liability or responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global [Class B] Preferred Certificate for such beneficial ownership interests or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and

            (iv) Except as provided in Section 16.07(c) below, the [Class B] Preferred Securityholders will not be entitled to receive physical delivery of the [Class B] Preferred Securities in definitive form and will not be considered Holders thereof for any purpose under this Agreement, and no global [Class B] Preferred Certificate representing [Class B] Preferred Securities shall be exchangeable, except for another global [Class B] Preferred Certificate of like denomination and tenor to be registered in the name of DTC or Cede & Co., or to a successor depositary or its nominee. Accordingly, each [Class B] Preferred Securityholder must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a [Class B] Preferred Securityholder under the Agreement.

      (b) Notices To Clearing Agency. Whenever a notice or other communication to the [Class B] Preferred Securityholders is required under this Agreement, unless and until definitive [Class B] Preferred Certificates shall have been issued to the [Class B] Preferred Securityholder pursuant to Section 16.07(c), the Company, the Board of Directors, the Manager Trustee and the Guarantee Independent Director, if any, shall give all such notices and communications specified herein to be given to the [Class B] Preferred Securityholders to the clearing agency, and shall have no obligations to any other [Class B] Preferred Securityholders.

      (c) Definitive [Class B] Preferred Certificates. Definitive [Class B] Preferred Certificates shall be prepared by the Company and exchangeable for the global [Class B] Preferred Certificate if and only if (i) the depositary (A) notifies the Company that it is unwilling or unable to continue its services as a securities depositary and no successor depositary shall have been appointed or
(B) at any time, ceases to be a clearing agency registered under the Exchange Act at such time as the depositary is required to be so registered to act as such depositary, or (ii) there shall have occurred and be continuing an Event of Default (as defined in the Trust Guarantee or the [Class B] Guarantee) or any event which after notice or lapse of time or both would be an Event of Default (as defined in the Trust Guarantee or the [Class B] Guarantee) under the Trust Guarantee or the [Class B] Guarantee. Upon surrender of the global [Class B] Preferred Certificate representing the Book-Entry Interests by the clearing agency, accompanied by registration instructions, the Board of Directors or authorized Officer shall cause definitive [Class B] Preferred Certificates to be delivered to [Class B] Preferred Securityholders in accordance with the instructions of the clearing agency. None of the Board of Directors, authorized Officers and the Company shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a definitive [Class B] Preferred Certificate in accordance with this Section 16.07 shall be admitted to the Company as a [Class B] Preferred Securityholder upon receipt of such definitive [Class B] Preferred Certificate and shall be registered on the books and records of the Company as a [Class B] Preferred Securityholder. The clearing agency or the nominee of the clearing agency, as the case may be, shall cease to be a [Class B] Preferred Securityholder under this Section 16.07(c) at the time that at least one additional Person is admitted to the Company as a [Class B] Preferred Securityholder in accordance herewith. The definitive [Class B] Preferred Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which [Class B] Preferred Securities may be listed and is reasonably acceptable to any Officer of the Company, as evidenced by his or her execution thereof.

      Section 16.08. Transfer of [Class A Preferred Securities and] Common Securities. (a) [The Initial Common Securityholder, as the initial holder of the [Class A] Preferred Securities, shall have the right to transfer the [Class A] Preferred Securities to the Bank or to one of the Bank's other U.S. or non-U.S. branches. No Person other than the Bank or its U.S. and non- U.S. branches is permitted to own the [Class A] Preferred Securities.]

      (b) The Initial Common Securityholder shall have the right to transfer the Common Securities to Holding, the Bank or any one or more Qualified

Subsidiaries. No Person other than Holding, the Bank or one or more Qualified Subsidiaries is permitted to own the Common Securities.

                                   ARTICLE 17
           MERGERS, CONSOLIDATIONS AND SALES; INTERCOMPANY SECURITIES

      Section 17.01. The Company. The Company may not consolidate, convert, amalgamate, or merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Company may, without the consent of the [Class B] Preferred Securityholders, consolidate, convert, amalgamate, or merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of United States of America, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Company under the [Class B] Preferred Securities or (y) substitutes for the [Class B] Preferred Securities other securities having substantially the same terms as the [Class B] Preferred Securities (the "Successor Securities") so long as the Successor Securities are not junior to any equity securities of the successor entity, with respect to participation in the profits, distributions and assets of the successor entity, [except that they may rank junior to the [Class A] Preferred Securities or any successor [Class A] Preferred Securities to the same extent that the [Class B] Preferred Securities rank junior to the [Class A] Preferred Securities,] (ii) the Bank expressly acknowledges such successor entity as the holder of the Intercompany Securities,
(iii) the [Class B] Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the [Class B] Preferred Securities, if so listed, are then listed, (iv) such merger, consolidation, amalgamation, conversion or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated, the [Class B] Preferred Securities (including any Successor Securities)) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, conversion or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or [Class B] Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Company, (vii) prior to such merger, consolidation, amalgamation, or conversion or replacement, the Company has received an opinion of nationally recognized law firm experienced in such matters to the effect that (A) such successor entity will be treated as a partnership, and will be not classified as an association or a publicly traded partnership taxable as a corporation, for United States federal income tax purposes, (B) such merger, consolidation, amalgamation, conversion or replacement would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation, conversion or replacement, such successor entity will not be required to register under the 1940 Act and (D) such merger, consolidation, amalgamation, conversion or replacement will not adversely affect the limited liability of the holders of the [Class B] Preferred Securities and
(viii) the Guarantor guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the [Class B] Guarantee with respect to the [Class B] Preferred Securities.

      Section 17.02. Intercompany Securities. (a) The Company may reinvest the proceeds from the Initial Intercompany Securities upon maturity or redemption thereof in Successor Intercompany Securities, provided that such reinvestment will not cause the Company to be considered to be an "investment company" within the meaning of the 1940 Act.

      (b) The Company may not transfer the Intercompany Securities, except to a holder of [Class A Preferred Securities] as a dividend or upon liquidation of the Company.

                                   ARTICLE 18
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 18.01. No Dissolution. The Company shall not be dissolved by the admission of Securityholders. The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Securityholder, or the occurrence of any other event which terminates the continued membership of a Securityholder in the Company, shall not in and of itself cause the Company to be dissolved and its affairs wound up. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The bankruptcy of a Securityholder (as defined in Sections 18-101(1) and 18 304 of the Delaware Act) shall not cause a Securityholder to cease to be a member of the Company, and upon the occurrence of any such event the existence of the Company shall continue without dissolution.

      Section 18.02. Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

      (a) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Company under any applicable federal or state bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days or the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any applicable federal or state bankruptcy or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the

Company or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged a bankrupt, or corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes;

      (b) the entry of a decree of judicial dissolution of the Company under
Section 18-802 of the Delaware Act;

      (c) the entry of a judgment initiating judicial liquidation in respect of the Guarantor or the Bank under Netherlands law or any other liquidation of the Guarantor or the Bank under Netherlands law;

      (d) in connection with the redemption, repurchase or exchange of all outstanding Preferred Securities; or

      (e) the written consent of all Securityholders.

      Notwithstanding the foregoing, the Company shall not be dissolved until all claims under the [Class B] Guarantee, the Trust Guarantee and the Contingent Guarantee shall have been paid in full pursuant to the terms of the [Class B] Guarantee, the Trust Guarantee or the Contingent Guarantee, as the case may be, and the Contingent Distribution, if any, shall have been made.

      Section 18.03. Notice of Dissolution. Upon the dissolution of the Company, the Board of Directors shall promptly notify the Securityholders of such dissolution.

      Section 18.04. Liquidation. Upon dissolution of the Company, the Board of Directors or, in the event that the dissolution is caused by an event described in Sections 18.02(b) or (c) of this Agreement and there are no Directors, a Person or Persons who may be approved by the [Class B] Preferred Securityholders holding not less than a 66-2/3% in liquidation amount of the [Class B] Preferred Securities, as liquidating trustees, shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in
Section 18-804 of the Delaware Act.

      Section 18.05. Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this
Article 18, and the Certificate shall have been canceled in the manner required by the Delaware Act.

                                   ARTICLE 19
                                  MISCELLANEOUS

      Section 19.01. Amendments. This Agreement may only be amended by a written instrument executed by an Officer designated by the Board of Directors without the consent of any Preferred Securityholder; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent either that such amendment (a) would have a material adverse effect on a Preferred Securityholder or a Holder or beneficial owner of Trust Securities (including, without limitation, amendments to Sections 9.02 and 9.07), (b) would result in the Company being deemed to be required to register under the 1940 Act, (c) would result in causing the Company to be treated as anything other than a partnership that is not a publicly traded partnership for purposes of United States federal income taxation, or (d) has not received the prior requisite approval of the holders of the [Class B] Preferred Securityholders, as may be expressly provided in this Agreement or the By-Laws.

      Notwithstanding anything to the contrary in this Agreement, for so long as any [Class B] Preferred Security remains outstanding, the Board of Directors shall not cause, or permit, any amendment to Section 10.04(b), 10.04(h), or 10.04(i)(iii) of this Agreement, unless such amendment shall have received the prior unanimous approval of all [Class B] Preferred Securityholders entitled to give such approval, as determined in accordance with Section 11.01.

      Section 19.02. Amendment of Certificate. In the event this Agreement shall be amended pursuant to Section 19.01, the Board of Directors shall cause the Certificate to be amended to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

      Section 19.03. Successors. This Agreement shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Securityholders.

      Section 19.04. Law; Severability. THIS AGREEMENT AND THE RIGHTS OF PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF

LAWS. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

      Section 19.05. Filings. Following the execution and delivery of this Agreement, the Board of Directors shall cause to be promptly prepared any documents required to be filed and recorded under the Delaware Act, and the Board of Directors shall cause to be promptly filed and recorded each such document in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board of Directors shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

      Section 19.06. Power of Attorney. Each Securityholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors to act as its true and lawful representative and attorney in fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment to this Agreement or in order to effectuate any change in the ownership of the Securities of the Company, (b) any amendments to this Agreement made in accordance with the terms hereof and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

      The power of attorney granted hereby is coupled with an interest and shall
(a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Securityholder granting the same or the transfer of all or any portion of such Securityholder's Preferred Securities and (b) extend to such Securityholder's successors, assigns and legal representatives.

      Section 19.07. Exculpation. (a) No Director or Officer shall have personal liability to the Company or the Securityholders for monetary damages for breach of, in the case of a Director, such Director's fiduciary duty (if any) or, in the case of a Director or an Officer, for any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company, and in a manner such Director or Officer reasonably believed to be within the scope of the authority conferred on such Director or Officer by this Agreement or by law, except for such Director's or Officer's gross negligence or willful misconduct.

      (b) Each Director and Officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Director or Officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Securityholders might properly be paid.

      Section 19.08. Indemnification. To the fullest extent permitted by applicable law, each Director and Officer shall be entitled to indemnification from the Common Securityholder for any loss, damage, claim or expense (including reasonable attorney's fees) incurred by such Director or Officer by reason of any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Director or Officer by this Agreement, except with respect to any act or omission determined by a court of competent jurisdiction to have constituted gross negligence or wilful misconduct of such Director or Officer.

      Section 19.09. Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

            (i) If given to the Company, at the Company's mailing address set forth:

      [ADDRESS]

            (ii) If given to any Securityholder, at the address set forth in the Securities Register.

Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified in such Securities Register and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in the Securities Register.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first above stated.

                                    [Initial Common Securityholder]

                                    By:
                                          -------------------------------
                                          Name:
                                          Title:

                                    By:
                                          -------------------------------
                                          Name:
                                          Title:


                                    [Initial Purchaser]


                                    By the Regular Trustee

                                    By:
                                          -------------------------------
                                          Name:
                                          Title:


                                    [Manager Trustee],
                                       as Manager Trustee

                                    By:
                                          -------------------------------
                                          Name:
                                          Title:

                                                                   EXHIBIT 4.20

                                                                         Annex A
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement


                                     BY-LAWS

                                       OF

                       ABN AMRO Capital Funding LLC [___]


      These By-laws have been established as the By-laws of ABN AMRO Capital Funding LLC [ ], a Delaware limited liability company (the "Company"), pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of [__] (as from time to time amended, modified or supplemented, the "Agreement"), pursuant to which the Company's existence has been continued, and, together with the Agreement and the other annexes thereto, are deemed to be the limited liability company agreement of the Company for purposes of the Delaware Act. In the event of any inconsistency between the Agreement and these By-laws, the provisions of the Agreement shall control.

      Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    ARTICLE 1
                                 SECURITYHOLDERS

      Section 1.01. Annual Meetings. An annual meeting of Securityholders, if any, shall be held at such date, time and place either within or without the State of Delaware if and as may be decided and designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

      Section 1.02. Special Meetings. Special meetings of Securityholders may be called at any time by the Chairman of the Board, if any, the President, the Board of Directors or any of the Independent Directors, if any, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of Securityholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of Securityholders who together own of record a majority of the Securities entitled to vote at such meeting.

      Section 1.03. Notice of Meetings. Whenever Securityholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Securityholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Securityholder at such Securityholder's address as it appears on the records of the Company.

      Section 1.04. Adjournments. Any meeting of Securityholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Securityholder of record entitled to vote at the meeting.

      Section 1.05. Quorum. At each meeting of Securityholders, except where otherwise provided by law or the Agreement or these By-laws, the holders of at least 50% of the Securities entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of Securities entitled to vote on a matter, the holders of a majority of the Securities present or represented may adjourn such meeting from time to time in the manner provided by Section 1.04 of these By-laws until a quorum shall be so present or represented. Securities other than Common Securities belonging on the record date for the meeting to the Guarantor or an Affiliate of the Guarantor shall neither be entitled to vote nor be counted for quorum purposes.

      Section 1.06. Organization. Meetings of Securityholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 1.07. Voting; Proxies. Unless otherwise provided in the Agreement, each Securityholder entitled to vote at any meeting of Securityholders shall have voting power proportionate to the outstanding amount, based on initial issue price, of the Securities held by such Securityholder that have voting power upon the matter in question. Each Securityholder entitled to vote at a meeting of Securityholders or to express consent or dissent to action in writing without a meeting may authorize another person or persons to act for such Securityholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the Securities themselves or an interest in the Company generally. A Securityholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Voting at meetings of Securityholders need not be by written ballot unless the holders of a majority of the outstanding Securities entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be designated, removed and replaced as provided in the Agreement and Article II hereof. Other than in the case of any matter expressly set forth in the Agreement for which a higher vote is required, the affirmative vote of the holders of a majority of the Securities present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Securityholders.

      Section 1.08. Fixing Date for Determination of Securityholders of Record. In order that the Company may determine the Securityholders entitled to notice of or to vote at any meeting of Securityholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Securityholders entitled to notice of or to vote at a meeting of Securityholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Securityholders of record entitled to notice of or to vote at a meeting of Securityholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      In order that the Company may determine the Securityholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining

Securityholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to (a) its registered office in the State of Delaware, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Securityholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      In order that the Company may determine the Securityholders entitled to receive payment of any distribution or allotment of any rights or the Securityholders entitled to exercise any rights in respect of any exchange of Securities, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Securityholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      Section 1.09. List of Securityholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of Securityholders, a complete list of the Securityholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Securityholder and the amount of Securities registered in the name of each Securityholder. Such list shall be open to the examination of any Securityholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Securityholder who is present.

      Section 1.10. Consent of Securityholders in Lieu of Meeting. Unless otherwise provided in the Agreement or by law, any action required by law to be taken at any annual or special meeting of Securityholders of the Company, or any action which may be taken at any annual or special meeting of such Securityholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Securities having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Securities entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Every written consent shall bear the date of signature of each Securityholder who signs the consent and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this By-Law to the Company, written consents signed by holders representing a sufficient amount of Securities to take action are delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Securityholders who have not consented in writing.

                                    ARTICLE 2
                               BOARD OF DIRECTORS

      Section 2.01. Number; Powers; By-laws. The business and affairs of the Company shall be managed by or under the direction of a Board composed initially of four Directors and thereafter of not less than four nor more than seven Directors. Except as provided in the Agreement, Directors shall be designated, approved or elected by the Common Securityholder. The Board shall manage the business and affairs of the Company and may exercise all powers in connection therewith, and except for such powers as are required to be exercised by Securityholders, all in accordance with the Agreement, these By-laws and applicable law. Except for the Guarantee Independent Director with respect to the enforcement of the Contingent Guarantee and the Contingent Distribution and except to the extent that the Board or the Securityholders confer such authority on a Director, no Director shall have the authority to bind the Company.

      Section 2.02. Voting Power. Each Director (other than the Guarantee Independent Director) shall, in the consideration of any matter by the Board, have a single vote at the time such vote is taken or made (whether at a meeting or by written consent). Except where a greater percentage approval may be provided for herein or in the Agreement or by law, an action shall be deemed approved by the Board only if it has been approved by a majority of the Directors.

      Section 2.03. Quorum. At all meetings of the Board, the presence of at least a majority of Directors shall constitute a quorum for the transaction of business. In case at any meeting of the Board a quorum shall not be present, any

Director present may adjourn the meeting from time to time until a quorum shall be present.

      Section 2.04. Designation; Removal; Replacement. The term of office of a Director shall be until the earliest of the following events: (i) his or her successor is designated or (ii) he or she resigns or is removed. Any Director (other than an Independent Director or a Guarantee Independent Director) may be removed, with or without cause by a majority vote of the Common Securityholders. In the event of the resignation, removal or death of a Director, such Director shall be replaced by another person designated by a majority vote of the Common Securityholders. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

      Section 2.05. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

      Section 2.06. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the President or by any two Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

      Section 2.07. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Agreement or these By-laws, the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

      Section 2.08. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the President, or in their absence, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 2.09. Action by Directors Without a Meeting. Unless otherwise restricted by the Agreement or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 3
                                   COMMITTEES

      Section 3.01. Committees. The Board of Directors may, by resolution of the Board adopted by majority vote, designate one or more committees, each committee to consist of one or more of the Directors of the Company. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company, if any, to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Formation, adopting an agreement of merger, consolidation or conversion, recommending to the Securityholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Securityholders a dissolution of the Company or a revocation of a dissolution, amending these By-laws or, with respect to any matter reserved to the Guarantee Independent Director pursuant to Section 9.02(c) of the Agreement or relating to the duties of the Guarantee Independent Director under Section 9.07 of the Agreement; and, unless the resolution, these By-laws or the Agreement expressly so provides, no such committee shall have the power or authority to authorize the issuance of Securities, to adopt a certificate of ownership and merger, consolidation or conversion or to remove or indemnify Officers or Directors.

      Section 3.02. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-laws.

                                    ARTICLE 4
                                    OFFICERS

      Section 4.01. Officers; Election. As soon as practicable after the annual meeting of Securityholders in each year, the Board of Directors shall elect a President and a Secretary, and may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other Officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Agreement or these By-laws otherwise provide.

      Section 4.02. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any Officer, each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Company, but the election of an Officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

      Section 4.03. Powers and Duties. The Officers of the Company shall have such powers and duties in the management of the Company as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to comparable offices in a corporation organized under the General Corporation Law of the State of Delaware, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the Securityholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any Officer, agent or employee to give security for the faithful performance of his or her duties.

                                    ARTICLE 5
                                   SECURITIES

      Section 5.01. Certificates for Securities. The Preferred Securities in the Company shall be registered in certificated form, except that, if the [Class B] Preferred Securities are distributed to Holders of Trust Securities in book-entry form in connection with the dissolution, winding up, termination or liquidation of the Trust, the Company shall cause the [Class B] Preferred Securities to be issued in one or more global certificates and registered in the name of a nominee of DTC pursuant to Article 16 of the Agreement. If such certificate is manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such Officer at the date of issue.

Section 5.02. Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Company may issue a new certificate representing Securities in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated Securities.

                                    ARTICLE 6
                                  MISCELLANEOUS

      Section 6.01. Seal. The Company may have a company seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The company seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 6.02. Waiver of Notice of Meetings of Securityholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Agreement or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Securityholders, Directors or a committee of Directors need be specified in any written waiver of notice unless so required by the Agreement or these By-laws.

      Section 6.03. Indemnification of Directors, Officers and Employees. The Common Securityholder, as the Holder of the Common Securities, shall indemnify to the full extent permitted under the Delaware Act any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the

Company or serves or served at the request of the Company any other enterprise as a director, officer or employee except for such Director's or Officer's gross negligence or willful misconduct. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this By-Law shall be enforceable against the Common Securityholder by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this By-Law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this By-Law, the term "Company" shall include any predecessor of the Company and any constituent company (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "other enterprise" shall include any limited liability company, corporation, partnership, joint venture, trust or employee benefit plan. The rights conferred on any Person by this
Section 6.03 shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of these By-Laws, the Agreement, any other agreement, vote of Securityholders or disinterested Directors or otherwise. The Common Securityholder's obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of any other enterprise shall be reduced by any amount such Person may collect as indemnification from such other enterprise. Any repeal or modification of the foregoing provisions of this Section 6.03 shall not adversely affect any right of protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.04. Form of Records. Any records maintained by the Company in the regular course of its business, including its Securities ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape or disk, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.05. Amendment of By-laws. These By-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors in accordance with the Agreement.

                                                                   EXHIBIT 4.20

                                                                         Annex B
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement



                            List of Initial Directors

                                     [NAMES]







                            List of Initial Officers

                     [NAME]                      [TITLE]

                                                                   EXHIBIT 4.20

                                                                         Annex C
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement


         [FORM OF CERTIFICATE EVIDENCING CLASS A PREFERRED SECURITIES]

THIS CLASS A PREFERRED SECURITY IS NOT TRANSFERABLE EXCEPT TO ABN AMRO HOLDING N.V., ABN AMRO BANK N.V. OR ONE OR MORE OF ANY OF THEIR SUBSIDIARIES WHICH ARE DEEMED TO BE "A COMPANY CONTROLLED BY THE PARENT COMPANY" UNDER RULE 3a-5, AS AMENDED, OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

                                                               Aggregate Initial
Certificate Number R -                                    Liquidation Preference
                                      $[__]


                 CERTIFICATE FOR CLASS A PREFERRED SECURITIES OF
                       ABN AMRO CAPITAL FUNDING LLC [__]

                          Class A Preferred Securities
                            (liquidation amount $[__]
                         per Class A Preferred Security)


      ABN AMRO Capital Funding LLC [__], a limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that [__] is the registered owner of $[__] aggregate initial liquidation preference of Preferred Securities of the Company representing preferred limited liability company interests in the Company, which are designated the Class A Preferred Securities, liquidation amount $[__] per Class A Preferred Security (the "Class A Preferred Securities"). The Class A Preferred Securities are fully paid and are nonassessable preferred limited liability company interests in the Company, as to which the Securityholders of the Company who hold the Class A Preferred Securities (the "Securityholders"), in their capacities as such, have no liability in excess of their obligations to make payments provided for in the LLC Agreement (as defined below) and their share as provided in the LLC Agreement of the Company's assets and undistributed profits (subject to their obligation to repay any funds wrongfully distributed to them), and are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and otherwise in accordance with the provisions of the LLC Agreement. The powers, preferences and special rights and limitations of the Class A Preferred Securities are set forth in, and this certificate and the Class A Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of April 1, 1999, as the same may be amended from time to time in accordance with its terms (the "LLC Agreement"), authorizing the issuance of the Class A Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding dividends, voting, return of capital and otherwise, and other matters relating to the Class A Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the LLC Agreement. The Company will furnish a copy of the LLC Agreement to the Securityholder without charge upon written request to the Company at its principal place of business.

      The Securityholder, by accepting this certificate, is deemed to have agreed to be bound by the provisions of the LLC Agreement. Upon receipt of this certificate, the Securityholder is admitted to the Company as a Class A Preferred Securityholder, is bound by the LLC Agreement and is entitled to the benefits thereunder.

      IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by a duly authorized officer as of this [__] day of [__].

                                       ABN AMRO CAPITAL FUNDING LLC [___]


                                       By:
                                            --------------------------------
                                            Name:
                                            Title:

                                                                   EXHIBIT 4.20

                                                                         Annex D
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement


         [FORM OF CERTIFICATE EVIDENCING [CLASS B] PREFERRED SECURITIES]

      [IF THE CLASS B PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT:
This [Class B] Preferred Security is a Global Certificate within the meaning of the LLC Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This [Class B] Preferred Security is exchangeable for [Class B] Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the LLC Agreement and no transfer of this [Class B] Preferred Security (other than a transfer of this [Class B] Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

      Unless this [Class B] Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York), a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any [Class B] Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                                                               Aggregate Initial
Certificate Number R -                                    Liquidation Preference
                                                            $[__]

                CERTIFICATE FOR [CLASS B] PREFERRED SECURITIES OF
                        ABN AMRO CAPITAL FUNDING LLC [__]

           [__] Noncumulative Guaranteed [Class B] Preferred Securities
                            (liquidation amount $[__]
                        per [Class B] Preferred Security)

      ABN AMRO Capital Funding LLC [__], a limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that _________________________ (the "Securityholder") is the registered owner of $________ aggregate liquidation preference of Preferred Securities of the Company representing preferred limited liability company interests in the Company, which are designated the [__] Noncumulative Guaranteed [Class B] Preferred Securities, liquidation amount $[__] per [Class B] Preferred Security (the "[Class B] Preferred Securities"). The [Class B] Preferred Securities are fully paid and are nonassessable preferred limited liability company interests in the Company, as to which the Securityholders of the Company who hold the [Class B] Preferred Securities (the "Securityholders"), in their capacities as such, have no liability in excess of their obligations to make payments provided for in the LLC Agreement (as defined below) and their share as provided in the LLC Agreement of the Company's assets and undistributed profits (subject to their obligation to repay any funds wrongfully distributed to them), and are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and otherwise in accordance with the provisions of the LLC Agreement. The powers, preferences and special rights and limitations of the [Class B] Preferred Securities are set forth in, and this certificate and the [Class B] Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of [__], as the same may be amended from time to time in accordance with its terms (the "LLC Agreement"), authorizing the issuance of the [Class B] Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding dividends, voting, return of capital and otherwise, and other matters relating to the [Class B] Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the LLC Agreement. The Securityholder is entitled to the benefits of the [Class B] Preferred Securities Guarantee Agreement dated as of [__], among the Guarantor, ABN AMRO Capital Funding Trust [ ], as initial holder of [Class B] Preferred Securities and [__], as trustee (the "[Class B] Guarantee") to the extent provided therein. The Company will furnish a copy of the LLC Agreement and the [Class B] Guarantee to the

Securityholder without charge upon written request to the Company at its principal place of business.

      By accepting this certificate, the Securityholder hereby accepts the rights under the [Class B] Guarantee with respect to this [Class B] Preferred Security, including the rights under Article 6:253 of the Dutch Civil Code, which rights shall be transferred by operation of law under Article 6:251 of the Dutch Civil Code to any subsequent Securityholder of this [Class B] Preferred Security. The Securityholder, by accepting this certificate, is deemed to have agreed to be bound by the provisions of the L.L.C. Agreement. Upon receipt of this certificate, the Securityholder is admitted to the Company as a [Class B] Preferred Securityholder, is bound by the L.L.C. Agreement and is entitled to the benefits thereunder.

      IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by a duly authorized officer as of this ____ day of _____________, ____.

                                 ABN AMRO CAPITAL FUNDING LLC [__]

                                 By: [Initial Common Securityholder]

                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:


                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:



                                 Guaranteed to the extent set forth in
                                 the [Class B] Guarantee dated ______,____.

                                 [ABN AMRO HOLDING N.V.][ABN AMRO BANK
                                       N.V.]

                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:


                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:



                       (see reverse for additional terms)

                          [FORM OF REVERSE OF SECURITY]

      Dividends payable on each [Class B] Preferred Security will be fixed at a rate per annum of [__]% of the stated liquidation amount of $[__] per [Class B] Preferred Security. Dividends on the [Class B] Preferred Securities will only be made to the extent that the Company has funds legally available for the payment of such dividends. The amount of dividends payable for any period will be computed for any full quarterly dividend period on the basis of a 360-day year of twelve 30-day months.

      Except as otherwise described herein, dividends on the [Class B] Preferred Securities will be noncumulative, will accrue from the date of initial issuance and will be payable [quarterly in arrears, on March 31, June 30, September 30 and December 31] of each year, commencing on [__], if, as and when declared by the Company. If the Trust Preferred Securities (or, if the Trust is liquidated, the [Class B] Preferred Securities) are in book-entry only form, dividends will be payable to the Holders of record of [Class B] Preferred Securities as they appear on the books and records of the Company on the relevant record dates, which will be one Business Day prior to the relevant payment dates. If the Trust or the Property Trustee is the Holder of the [Class B] Preferred Securities, all distributions of cash shall be made by wire transfer of same day funds to such Holder by 10:00 a.m., New York City time, on the applicable Dividend Payment Date. If the Trust Preferred Securities (or, if the Trust is liquidated, the [Class B] Preferred Securities) are not in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates (without regard to the next sentence). In the event that any date on which dividends are payable is not a Business Day, payment of such dividend shall be made on the next succeeding day which is a Business Day (without accruing any interest or other payment to such next succeeding Business Day) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other amounts in respect of any such early payment).

      On [__], or on any [Class B] Dividend Payment Date after [__], the [Class B] Preferred Securities shall be redeemable at the option of the Company, in whole or in part, at a redemption price of $[__] per [Class B] Preferred Security, plus Additional Amounts, if any, plus any accumulated and unpaid dividends for the then current [Class B] Dividend Period through the date of redemption ("Redemption Price"). If fewer than all the outstanding [Class B] Preferred Securities are to be redeemed, then the number of [Class B] Preferred Securities to be redeemed shall be determined by the Board of Directors, and the securities to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the [Class B] Preferred Securities or any Trust Preferred Securities may then be listed and, if the [Class B] Preferred Securities or Trust Preferred Securities are then held by DTC or its nominee in the form of a global security, any applicable requirements of DTC. The Company shall promptly notify the Registrar and Transfer Agent for the [Class B] Preferred Securities in writing of the [Class B] Preferred Securities selected for partial redemption and, in the case of any [Class B] Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed.

      The Company shall have the right, upon the occurrence of a Special Redemption Event, to redeem the [Class B] Preferred Securities, in whole (but not in part), at any time, at the Redemption Price.

      Any redemption of [Class B] Preferred Securities, whether at the option of the Company or upon the occurrence of a Special Redemption Event, shall not require the vote or consent of any of the [Class B] Preferred Securityholders and may be effected only with the prior approval of the Guarantor and the Dutch Central Bank, if required. Notice of any redemption of [Class B] Preferred Securities will be given by the Board of Directors on behalf of the Company by mail to each [Class B] Preferred Securityholder to be redeemed not fewer than 30 nor more than 60 days before the date fixed for redemption.

      In the event that payment of the Redemption Price in respect of any [Class B] Preferred Securities is improperly withheld or refused and not paid either by the Company or by the Guarantor pursuant to the [Class B] Guarantee, dividends on such [Class B] Preferred Securities shall continue to accumulate from the date fixed for redemption to the date of actual payment of such Redemption Price.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers this [Class B] Preferred Security Certificate to:


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        (Insert assignee's social security or tax identification number)


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                    (Insert address and zip code of assignee)

and irrevocably appoints

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agent to transfer this [Class B] Preferred Security Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:
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Signature:
           ---------------------------------------------------------------------

          (Sign exactly as your name appears on the other side of this [Class B] Preferred Security Certificate)